UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

INTERACTIVE DATA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERACTIVE DATA CORPORATION

32 CROSBY DRIVE

BEDFORD, MASSACHUSETTS 01730

To our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders of Interactive Data Corporation, a Delaware corporation, to be held at the Renaissance New York Hotel Times Square, Two Times Square, 714 Seventh Avenue at West 48th Street, New York, New York, on May 21, 2008, at 10:00 a.m. New York City time.

At the annual meeting, you are being asked to elect nine members to our board of directors, ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008, approve amendments to our 2000 Long-Term Incentive Plan, approve our Executive Incentive Plan and vote on any other business as may properly be brought before the annual meeting. In addition, we will report to you on our progress during the past year and receive your questions and comments concerning our company.

After careful consideration, your board of directors unanimously approved the proposals noted above and described more fully in the proxy statement accompanying this letter. YOUR BOARD OF DIRECTORS THEREFORE UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Whether or not you plan to attend our annual meeting in person, we urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope to ensure that your shares will be represented at the annual meeting. Additionally, you can vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these services are set forth on the enclosed proxy. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

The proxy statement accompanying this letter provides you with detailed information about the proposals noted above. We encourage you to read the document carefully. We have also enclosed our 2007 Annual Report to Stockholders.

Thank you, and we look forward to seeing you at the annual meeting.

Sincerely,

STUART J. CLARK
President and Chief Executive Officer

Bedford, Massachusetts

April 17, 2008

INTERACTIVE DATA CORPORATION

32 CROSBY DRIVE

BEDFORD, MASSACHUSETTS 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2008

To our Stockholders:

YOU ARE HEREBY NOTIFIED that the annual meeting of our stockholders will be held at the Renaissance New York Hotel Times Square, Two Times Square, 714 Seventh Avenue at West 48th Street, New York, New York 10036, on May 21, 2008, at 10:00 a.m. New York City time, for the following purposes:

•

To elect a board of directors of nine members, to serve until their successors have been duly elected and qualified at our next annual meeting or otherwise or until their earlier death, resignation or removal.

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

•	To approve amendments to our 2000 Long-Term Incentive Plan.

•	To approve our Executive Incentive Plan.

•	To transact any other business as may properly be brought before our annual meeting and any adjournment or postponement thereof.

The proposals listed above are described in the accompanying proxy statement, which you are urged to read carefully and in its entirety.

Our board of directors has fixed the close of business on March 31, 2008 as the record date for the determination of the holders of common stock entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

ANDREA H. LOEW
Corporate Secretary

Bedford, Massachusetts

April 17, 2008

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder

Meeting to be Held on May 21, 2008

The proxy statement and annual report to stockholders are available at www.interactivedata.com under the heading “Investor Relations”.

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

INTERACTIVE DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2008

PROXY STATEMENT

General

We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors. Our board of directors will use the proxies at the annual meeting of our stockholders to be held on May 21, 2008 and at any adjournment or postponement thereof for the following purposes:

•

To elect a board of directors of nine members, to serve until their successors have been duly elected and qualified at our next annual meeting or otherwise or until their earlier death, resignation or removal.

•	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008.

•	To approve amendments to our 2000 Long-Term Incentive Plan.

•	To approve our Executive Incentive Plan.

•	To transact any other business as may properly be brought before our annual meeting and any adjournment or postponement thereof.

This proxy statement, notice of meeting and proxy card are first being mailed on or about April 17, 2008 to our stockholders eligible to vote at the meeting.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the trading symbol “IDC”.

Our website address and the United States Securities and Exchange Commission’s (or SEC’s) website address are included several times in this proxy statement as textual references only. The information in such websites is not incorporated by reference into this proxy statement.

QUESTIONS AND ANSWERS

Q:	When and where is the meeting?

A:

The meeting will be held at the Renaissance New York Hotel Times Square, Two Times Square, 714 Seventh Avenue at West 48 th Street, New York, New York 10036, on May 21, 2008, at 10:00 a.m. New York City time. For directions to the hotel, please call the hotel at (212) 765-7676.

Q:	Who can vote on the proposals presented in this proxy statement?

A:	Holders of our common stock at the close of business on March 31, 2008, the record date relating to the meeting, may vote, with one vote per share. Beneficial owners of our shares whose shares are held of record by a broker should see the instructions below to vote their shares.

Q:	What vote is required?

A:	Directors will be elected by a plurality of the votes cast. This means a director will be elected if the votes for a director exceed the votes against a director. Each of the other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Pearson DBC Holdings, Inc., a Delaware corporation and an indirect subsidiary of Pearson plc, owns approximately 61% of the total number of shares of our common stock outstanding on the record date. Pearson DBC Holdings, Inc. has informed us that it intends to vote its shares in favor of the proposals set forth in this proxy statement. These votes will be sufficient to elect the nominees for director named herein, to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008, to approve the amendments to our 2000 Long-Term Incentive Plan and to approve our Executive Incentive Plan. When we use the term “Pearson” in this proxy statement, we are referring to Pearson plc.

Q:	What do I need to do now?

A:	Read this proxy statement. Then, if you choose to vote by proxy, you can (1) complete and return the enclosed proxy card and indicate how you want your shares voted, or (2) submit your proxy either via telephone or the Internet, the instructions for which are set forth on the enclosed proxy card. Using the telephone or the Internet eliminates the need to return the proxy card. We encourage you to complete and return the proxy card or submit your proxy via telephone or the Internet even if you currently expect to attend the meeting and vote in person. Mailing in the proxy card or submitting your proxy by telephone or the Internet now will not prevent you from later canceling or “revoking” your proxy right up to the taking of the vote at the meeting, and will ensure that your shares are voted if you later find you are unable to attend the meeting. If you sign and send in the proxy card and do not indicate how you want your shares voted, your proxy will be voted FOR the election of the nominees to our board of directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008, FOR the approval of amendments to our 2000 Long-Term Incentive Plan and FOR the approval of our Executive Incentive Plan.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	You should follow the directions your broker provides in order to instruct your broker how you wish to vote. If your broker does not receive appropriate instructions from you, your broker may choose, in its discretion, how to vote your shares held in street name with respect to the election of the nominees for director named in this proxy statement, the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008, the approval of amendments to our 2000 Long-Term Incentive Plan and the approval of our Executive Incentive Plan.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	If you are a registered holder of our shares, you can change your vote at any time before your shares are voted at the annual meeting by delivering a signed notice of revocation to our corporate secretary, by delivering a later dated signed proxy card, by submitting a new proxy via telephone or the Internet or by attending the annual meeting and voting in person. If your shares are held in street name, you should contact your broker to change your vote.

Q:	Where can I find more information about Interactive Data Corporation?

A:	We file reports and other information with the United States Securities and Exchange Commission, or SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. The reports and information are also available through our Internet website at www.interactivedata.com and at the Internet website the SEC maintains at www.sec.gov.

THE ANNUAL MEETING

Date, Place and Time

The annual meeting of our stockholders will be held at the Renaissance New York Hotel Times Square, Two Times Square, 714 Seventh Avenue at West 48th Street, New York, New York 10036, on May 21, 2008, at 10:00 a.m. New York City time.

Record Date

Our board of directors fixed the close of business on March 31, 2008 as the record date for the annual meeting. Accordingly, only holders of our common stock of record at the close of business on March 31, 2008 are entitled to notice of, and to vote at, the annual meeting.

Who May Vote

Holders of record of our common stock at the close of business on March 31, 2008 are entitled to one vote per share on each matter to properly come before the meeting. As of the close of business on March 31, 2008, there were 94,155,903 shares of our common stock outstanding. Pearson DBC Holdings, Inc., an indirect subsidiary of Pearson, held approximately 61% of the total number of shares of our common stock outstanding on the record date. For a period of 10 days prior to the meeting, a list of our stockholders as of the close of business on March 31, 2008 will be available for review, during normal business hours, at our principal office located at 32 Crosby Drive, Bedford, Massachusetts 01730. A list of our stockholders will also be available at the meeting.

Vote Required; Voting at the Meeting

Quorum

Representation of a majority of our shares of common stock outstanding on the record date, either in person or by proxy, will constitute a quorum for the meeting. Proxies received, even if marked with abstentions or if votes are not indicated, will be included in the calculation of the number of shares for a quorum. Because Pearson has informed us that its shares will be represented at the meeting, a quorum is assured.

Proposals and Vote Required for Approval

Proposal	Vote Required for Approval
Election of Directors	Requires a plurality of the votes cast. This means a director will be elected if the votes for a director exceed the votes against the director. For purposes of determining which nominees received a plurality, only those cast “For” a nominee are included, and any withheld votes will not count in making that determination. Accordingly, abstentions will have no effect in making the determination.

Ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008	Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For purposes of determining the number of votes cast, those cast “For” or “Against” are included, and any abstentions will have the effect of a vote “Against” the proposal.

Proposal	Vote Required for Approval
Proposal for Approval of Amendments to our 2000 Long-Term Incentive Plan	Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For purposes of determining the number of votes cast, those cast “For” or “Against” are included and any abstentions will have the effect of a vote “Against” the proposal.

Proposal for Approval of our Executive Incentive Plan	Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For purposes of determining the number of votes cast, those cast “For” or “Against” are included and any abstentions will have the effect of a vote “Against” the proposal.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to common shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of the independent auditors. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and broker non-votes will be counted as present. With respect to the approval of any particular proposal, abstentions and broker non-votes will not be counted in determining the number of votes cast.

Approval

Pearson DBC Holdings, Inc., which as of the record date owned approximately 61% of the outstanding shares of our common stock, has informed us that it intends to vote its shares for the following proposals:

•	the election of the director nominees;

•	the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008;

•	the amendments to our 2000 Long-Term Incentive Plan; and

•	the approval of our Executive Incentive Plan.

These votes will be sufficient to:

•	elect the director nominees named in this proxy statement;

•	ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008;

•	approve the amendments to our 2000 Long-Term Incentive Plan; and

•	approve our Executive Incentive Plan.

Voting of Proxies

All properly executed proxies, and all proxies properly submitted via telephone or the Internet, received before the vote at the annual meeting, and not revoked, will be voted in accordance with the instructions indicated on the proxies or indicated by telephone or Internet, as applicable. If no instructions are indicated on a returned proxy, such proxies will be voted:

•	FOR the election of the nominated slate of directors;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008;

•	FOR the amendments to our 2000 Long-Term Incentive Plan; and

•	FOR the approval of our Executive Incentive Plan.

Revocability of Proxies

A stockholder who has given a proxy solicited by our board of directors may revoke it by:

•	delivering a signed notice of revocation to our corporate secretary;

•	delivering a later dated signed proxy;

•	submitting a new proxy via telephone or the Internet; or

•	attending the annual meeting and voting in person if the stockholder is a holder of record.

Any written notice of revocation must be sent to Interactive Data Corporation, 32 Crosby Drive, Bedford, Massachusetts 01730, Attention: Corporate Secretary, so as to be delivered at or before the taking of the vote at the annual meeting. Attendance at the annual meeting will not, by itself, revoke a proxy.

Expenses and Solicitation of Proxies

In addition to solicitations by mail, certain of our directors, officers and employees may solicit proxies from stockholders by telephone and/or in person. These persons will not receive additional compensation for soliciting proxies but may be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to our stockholders. We may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses. We will pay for all of the expenses of the annual meeting proxy solicitation.

PROPOSAL 1: ELECTION OF DIRECTORS

The size of our board of directors is presently fixed at nine persons. At our 2007 annual meeting, the following ten directors were elected: Stuart J. Clark, Myra R. Drucker, William T. Ethridge, Rona A. Fairhead, Donald P. Greenberg, Casper J.A. Hobbs, Philip J. Hoffman, Robert C. Lamb, Jr., John C. Makinson, and Ambassador Carl Spielvogel. In September 2007, Mr. Makinson, who was serving as our chairman, resigned from the board of directors, creating a vacancy on the board. Ms. Fairhead replaced Mr. Makinson, and currently serves as chair of the board of directors. Ms. Fairhead also replaced Mr. Makinson as chair of our nominating and corporate governance committee. Mr. Hoffman replaced Mr. Makinson as chair of our compensation committee.

At our 2008 annual meeting, nine directors are to be elected. The nine nominees are Stuart J. Clark, Myra R. Drucker, William T. Ethridge, Rona A. Fairhead, Donald P. Greenberg, Casper J.A. Hobbs, Philip J. Hoffman, Robert C. Lamb, Jr., and Ambassador Carl Spielvogel.

If any of the below named nominees should become unavailable for any reason, which we do not anticipate, the proxies will be voted for any substitute nominee or nominees who may be selected by the board of directors prior to or at the annual meeting. Each person nominated has consented to his or her nomination and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. All directors elected will hold office (subject to our by-laws) until their successors have been duly elected and qualified at our next annual meeting or otherwise or until their earlier death, resignation or removal.

Shares represented by proxies will be voted, if authority to do so is not withheld, FOR the election of the nine nominees named below. Shares may not be voted cumulatively.

Nominees

Our nominees for director are as follows:

Stuart J. Clark (60) has been our president and chief executive officer, as well as a member of our board of directors, since February 2000, and has been employed in the financial information industry since 1968. Prior to his current position with us, he served as president of Interactive Data Corporation (as it existed before its merger with Data Broadcasting Corporation) since 1995. From 1993 to 1995, Mr. Clark was a director of UK-based Financial Times Information, with specific responsibility for the Market Data Division. Prior to 1993, Mr. Clark was a director of Extel Financial Limited, which was acquired by Pearson’s Financial Times Group in December 1993.

Myra R. Drucker (60) joined our board in December 2006. Ms. Drucker currently serves as an independent trustee of the Putnam Mutual Funds; a member of the board of NYSE LLC, a subsidiary of NYSE Euronext (NYSE: NYX); an advisor to RCM Capital Management; and an advisor to the Employee Benefits Investment Committee of The Boeing Company. She is chair of the board of Commonfund; vice chair of the board of Sarah Lawrence College; and a member of the investment committee of the Kresge Foundation. From November 2001 to August 2004, Ms. Drucker served as managing director of General Motors Asset Management and chief investment officer of General Motors Trust Bank. From December 1992 to November 2001, Ms. Drucker was chief investment officer of Xerox Corporation.

William T. Ethridge (56) has served as a member of our board of directors since October 2001. Mr. Ethridge is chief executive officer of Pearson Education, North America, a position he has held since March 2008. From March 2003 to March 2008, Mr. Ethridge was president and chief executive officer of Pearson’s Higher Education, International, and Professional Publishing Group. Since February 2005, Mr. Ethridge has been a member of the Pearson plc management committee. He also serves as vice chairman on the executive board of the Association of American Publishers and chairman of the board of CourseSmart. From January 1999 to March 2003, Mr. Ethridge was president of Pearson’s U.S. Higher Education and Professional Publishing Group. Prior to joining Pearson in November 1998, Mr. Ethridge held several positions at Prentice Hall, including heading the editorial and marketing operations for the college division and serving as president of Prentice Hall’s sciences and technology divisions. Earlier in his career as an editor and editor in chief in the field of economics and finance, he signed and published a number of authors who produced leading texts in the field.

Rona A. Fairhead (46) has served as a member of our board of directors since February 2007 and became Chairman in September 2007. Ms. Fairhead has served as chief executive officer of the Financial Times Group since June 2006. She currently serves as a director of Pearson plc and is also a member of the Pearson plc management committee. From June 2002 to June 2006, Ms. Fairhead served as chief financial officer of Pearson plc. From October 2001 to June 2002 she was deputy finance director of Pearson. She joined Pearson plc from ICI plc, an international specialty chemicals and paints company where she was executive vice president, strategy and group financial control and a member of the Executive Board. Prior to her six years at ICI, she was a senior executive in the aerospace industry, working for Bombardier/Shorts Aerospace and British Aerospace. In her early career she worked for Bain & Co and Morgan Stanley. Ms. Fairhead serves on the board of directors of HSBC Holdings plc as a non executive director, and is a non-executive director of The Economist Group.

Donald P. Greenberg (74) has served as a member of our board of directors since 1996. Dr. Greenberg has been teaching at Cornell University, Ithaca, New York, for the past 43 years. He is the Jacob Gould Schurman professor of computer graphics and the director of the computer graphics program at Cornell University. In 1987, Dr. Greenberg received the ACM SIGGRAPH Steven A. Coons award for outstanding creative contributions to computer graphics and in 1991 was named a member of the National Academy of Engineering. He was the founding director of the National Science Foundation’s Science and Technology Center for Computer Graphics and Scientific Visualization. Dr. Greenberg currently serves on the board of directors of Chyron Corporation, a designer and manufacturer of digital equipment for the broadcast industry.

Casper J. A. Hobbs (38) joined our board in November 2006. Mr. Hobbs is a co-founder and current chief executive officer of the London-based Mergermarket Group, where he is responsible for overseeing strategy, expansion, sales and marketing, and general management of this financial information company. Mergermarket, which was founded in 1999 and acquired by Pearson plc in August 2006, specializes in delivering mergers and acquisition news and tools, as well as other specialized services to the financial community. Prior to co-founding Mergermarket, Mr. Hobbs worked at Financial News and, before that, he served as an officer in the British Army.

Philip J. Hoffman (49) has served as a member of our board of directors since February 2000 and is executive vice president and head of corporate finance, strategy and business development for Pearson. Mr. Hoffman is also company secretary for Pearson plc and is a member of the Pearson plc management committee. From May 2000 to December 2001, Mr. Hoffman was chairman and chief executive officer of Learning Network Inc., Pearson plc’s Internet-based education business. From January 1999 through December 2000, Mr. Hoffman was president of Pearson Inc. From January 1997 to December 1998, Mr. Hoffman was executive vice president and chief financial and administrative officer for Pearson plc’s Penguin Group. Prior thereto, Mr. Hoffman held various executive positions at Pearson Inc.

Robert C. Lamb Jr. (52) joined our board in September 2006. Mr. Lamb is the co-founder, president and chief executive officer, and a director, of Tercet Capital LLC, which provides innovative and focused financial solutions for individuals, organizations, and institutions based on a time-tested, patent-pending investment methodology. From 2002 to 2004, Mr. Lamb served as executive vice president and chief financial officer of FleetBoston Financial, which was the seventh largest financial holding company in the United States prior to being acquired by Bank of America in 2004. His responsibilities included managing FleetBoston Financial’s Corporate Accounting, Business Line Financial Management and Planning, Corporate Tax, and Investor Relations areas. From 2000 to 2002, Mr. Lamb served as Executive Vice President and Chief Financial Officer at BearingPoint, formerly KPMG Consulting, Inc. where he was responsible for the company’s financial management activities. Mr. Lamb currently serves as a director of Arlen Capital, LLC.

Carl Spielvogel (79) is chairman and chief executive officer of Carl Spielvogel Associates, Inc., an international investment and management company. Ambassador Spielvogel has been a member of our board of directors since February 1996, with a brief hiatus from August 2000 to April 2001, during which he served as the United States Ambassador to the Slovak Republic. Ambassador Spielvogel was chairman and chief executive officer of the United Auto Group, Inc., a publicly owned automobile dealership group, from February 1994 until April 1997. Ambassador Spielvogel was chairman and chief executive officer of Backer Spielvogel Bates Worldwide, Inc., one of the world’s largest advertising and marketing communications companies, from July 1987 until January 1994. Ambassador Spielvogel currently serves on the board of directors of Apollo Investment Corp., a publicly owned investment company. He is a member of the Board of Trustees of the Metropolitan Museum of Art, The Council of American Ambassadors, The Asia Society and the Lincoln Center for the Performing Arts. Ambassador Spielvogel is also a member of The Council on Foreign Relations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

The shares represented by returned proxy cards will be voted FOR election of these nominees unless an instruction to the contrary is indicated on the proxy card.

Corporate Governance

Our board of directors has established, and continues to review, its governance practices in light of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, and New York Stock Exchange, or NYSE, listing standards. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics described below are available on our website, at www.interactivedata.com, under the heading “About Us — Corporate Governance.” In addition, copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics may be obtained free of charge by writing to our Corporate Secretary, Interactive Data Corporation, 32 Crosby Drive, Bedford, Massachusetts 01730. Our Code of Business Conduct and Ethics applies to our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics that are required by law or NYSE listing standards to be publicly disclosed.

Our board of directors has adopted Corporate Governance Guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of Interactive Data Corporation and its stockholders. These guidelines, which provide a framework for the conduct of the board’s business, include that:

•	the principal responsibility of the directors is to oversee management;

•	the non-management directors meet regularly in executive session;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	at least annually the board of directors and its committees conduct a self-evaluation to assess effectiveness.

Board of Directors

During the fiscal year ended December 31, 2007, our board of directors held five meetings. In 2007, each of our directors attended 75% or more of the aggregate of the meetings of the board of directors and meetings of committees of the board on which they served. It is our policy that our directors are expected to attend each annual meeting of stockholders. All of our incumbent directors attended our 2007 annual meeting of stockholders.

Independence

Our board of directors has affirmatively determined that Ms. Drucker, Dr. Greenberg, Mr. Lamb and Amb. Spielvogel are independent as determined under NYSE listing standards. In determining independence pursuant to the NYSE listing standards, our board of directors affirmatively determined whether our independent directors had any direct or indirect material relationship with us, or any of our subsidiaries or with Pearson or any of its subsidiaries, either directly or as a partner, stockholder or officer of an organization that may interfere with the director’s ability to exercise independence. Our board of directors concluded that none of our independent directors had any direct or indirect material relationships with us, any of our subsidiaries or Pearson or any of its affiliates. Our board considers what it deems to be all relevant facts and circumstances in determining the independence of its members including whether our members have any family relationship with any executive officer or any direct or indirect interest in any of our customers or our customer agreements, whether any of our members have any interests in or ties to any of our competitors, suppliers, or strategic business partners and whether our members meet the independence standards set by the SEC and the NYSE.

Mr. Hoffman, who chairs our compensation committee and is a member of our nominating and corporate governance committee, Mr. Clark, who is a member of our nominating and corporate governance committee, and Ms. Fairhead, who chairs our nominating and corporate governance committee, are not independent directors. In addition, Messrs. Ethridge and Hobbs are not independent directors. We qualify as a “controlled company” under NYSE listing standards because Pearson indirectly owns more than 50% of our voting power. As a result, pursuant to Section 303A.01 of the NYSE listing standards, we are exempt from the requirement that our board of directors have a majority of independent directors, and that our nominating and corporate governance and compensation committees be composed entirely of independent directors. Our audit committee is composed entirely of independent directors.

Meetings of Non-Management and Independent Directors

In accordance with NYSE listing standards and our corporate governance guidelines:

•	our non-management directors meet separately at least semi-annually at executive sessions without management; and

•	our independent directors meet separately at least annually without management or any directors for whom the board of directors has not made an affirmative determination of independence.

The non-management and independent directors may hold such additional executive sessions as they determine are necessary or appropriate. Mr. Clark is the only nominee who is a member of management. Our chairman, who is not a member of management, presides at all executive sessions of non-management directors. The chair of our independent committee, which is described below under the heading “Committees of the Board”, is Amb. Spielvogel.

Communications with Our Board of Directors

Our board of directors believes it is important for stockholders and others to have a process to send communications to the board of directors. Accordingly, any stockholder, security holder or other interested party who desires to make his or her concerns known to the board of directors as a whole, the presiding director, all of our non-management directors as a group or any individual director, may do so by writing to the individual or group, care of our Corporate Secretary, Interactive Data Corporation, 32 Crosby Drive, Bedford, Massachusetts 01730. All such communications will be forwarded by the Corporate Secretary to Mr. Lamb, who as chair of our audit committee is primarily responsible for monitoring such communications from stockholders, security holders and other interested parties and for providing copies or summaries to the other directors, as he considers appropriate.

Committees of the Board

Our board of directors has established an audit committee, a compensation committee, an independent committee and a nominating and corporate governance committee. Our audit committee, compensation committee, independent committee and nominating and corporate governance committee each operate under a charter that has been approved by our board of directors. The current charters for our audit, compensation, independent and nominating and corporate governance committees are available on our website at www.interactivedata.com under the heading “About Us — Corporate Governance.” Copies of the charters of our audit, compensation, independent and nominating and corporate governance committees may be obtained by writing to our Corporate Secretary, Interactive Data Corporation, 32 Crosby Drive, Bedford, Massachusetts 01730. Each of the audit, compensation, independent and nominating and corporate governance committees periodically reviews its charter and assesses its continuing adequacy and makes recommendations for changes, as appropriate, to the board of directors. The director composition of the audit, compensation, independent and nominating and corporate governance committees are set forth below the description of the committees.

Audit Committee

Our audit committee currently consists of Ms. Drucker, Dr. Greenberg, Mr. Lamb and Amb. Spielvogel, with Mr. Lamb as its chair. Ms. Drucker was appointed to our audit committee in March 2007. Pursuant to the NYSE listing standards, the audit committee is required to consist entirely of independent directors. Ms. Drucker, Dr. Greenberg, Mr. Lamb and Amb. Spielvogel are independent directors as required under the NYSE listing standards. In addition, all members of the audit committee satisfy the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our board of directors has determined that Robert C. Lamb, Jr. is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and that he has accounting and related financial management expertise as is required by the NYSE listing standards. All of the members of the audit committee are financially literate, as required by NYSE rules. During 2007, the audit committee met on fourteen occasions.

The primary function of our audit committee is to assist the board of directors in fulfilling its responsibilities for oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of our internal audit function and our independent auditors.

Specific responsibilities of our audit committee include:

•	appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent auditors;

•	overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, our disclosure controls and procedures and our Code of Business Conduct and Ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees or former employees of our independent auditors;

•	establishing procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules and regulations (which is included on page 18 of this proxy statement).

Compensation Committee

Our compensation committee currently consists of Ms. Drucker, Dr. Greenberg and Mr. Hoffman, with Mr. Hoffman as its chair. Ms. Drucker was appointed to our compensation committee as of March 2007, and Mr. Hoffman was appointed chairman in September 2007. Ms. Drucker and Dr. Greenberg are independent directors as determined under the NYSE listing standards and SEC rules and regulations. The compensation committee is responsible, among other matters, for discharging, or assisting the board of directors in discharging, duties related to establishing and administering our senior executive officer compensation policies and equity-based incentive plans, including:

•

the review and approval of corporate goals and objectives relevant to the compensation of our chief executive officer, and annual evaluation of our chief executive officer’s performance in light of those goals and objectives, as well as the determination of, or recommendation to our board with respect to, our chief executive officer’s compensation level based on this evaluation;

•	approval of, or recommendation to our board of directors with respect to, compensation for the other senior executive officers;

•	overseeing an annual evaluation of our senior executive officers; and

•	periodically reviewing and making recommendations to our board of directors with respect to director compensation.

The compensation committee is also responsible for administering our cash and equity incentive plans and employee stock purchase plan. The compensation committee may take all actions that may be taken by our board of directors to review and approve chief executive and senior executive officer compensation. The compensation committee also periodically reviews compensation and equity-based plans and recommends changes to these programs to the board. While the compensation committee is empowered under the terms of the 2000 Long Term Incentive Plan to determine award levels, the committee’s practice has been to bring recommendations for all of our senior executive officers (including the named executive officers) to the full board of directors for approval. During 2007, the compensation committee met on nine occasions.

The compensation committee cannot delegate any of its authority to any other persons (other than a subcommittee). Our Chief Executive Officer, Mr. Clark, attended each of the compensation committee meetings during 2007 at the invitation of the committee. His input was considered in assessing the performance and pay levels of his direct reports, which include all of the named executive officers, as well as in establishing bonus measures and targets. Mr. Hajducky, our Chief Financial Officer, attended selected meetings during 2007 to advise the committee regarding tax and accounting matters. Moreover, Peg Murphy, our Vice-President Human Resources, and Andrea Loew, our General Counsel, attended selected meetings during 2007 to advise the committee on human resource and legal matters. On no occasion were any of our named executive officers involved in any discussions specifically relating to their own compensation. A detailed description of our processes and procedures for the determination of compensation for our named executive officers is included in the “Compensation Discussion and Analysis” section of this proxy statement.

Subcommittee

In May 2007, the compensation committee formed a subcommittee for the purpose of meeting the deductibility requirements of Section 162(m) of the U.S. Internal Revenue Code, or the Code. The subcommittee has the authority to approve all compensation granted to our employees that is intended to satisfy the requirements of the performance-based compensation exemption under Section 162(m), including stock options and other performance-based equity awards granted under our shareholder-approved incentive plans. The subcommittee also has the authority to approve all equity compensation grants to any employee required to file reports under Section 16 of the Exchange Act. If approved by our stockholders, our Executive Incentive Plan, described below under Proposal 4, will be administered by the subcommittee. The compensation committee determines which employees will be included in the subcommittee’s authority. The members of the subcommittee are currently Ms. Drucker and Dr. Greenberg, each of whom qualifies as an outside director under Section 162(m).

Compensation Consultant

The compensation committee uses Frederic W. Cook & Co., or FW Cook, as its external executive compensation consultant to provide an externally focused perspective. FW Cook reports directly to the compensation committee and does not perform any separate services for management. The compensation committee either directly engages FW Cook or instructs the Human Resources department to engage FW Cook’s services in connection with specified goals or assignments. The committee uses FW Cook’s expertise to augment the information provided by management and to evaluate our programs as well as management recommendations. FW Cook makes recommendations regarding pay, bonus and equity awards for executives, and provides the committee with information and advice regarding plan design, industry trends and best practices. This includes analysis on external pay levels, emerging remuneration practices and regulatory changes, as well as feedback on current programs and practices. FW Cook also provides the compensation committee with advice of a highly specialized nature regarding program changes and regulatory considerations.

The compensation committee began 2007 with Aon Radford Surveys + Consulting, or Aon, as its consultant. The work performed by Aon assisted the compensation committee with decisions affecting our 2007 programs. Midway through 2007, the compensation committee decided to take a fresh look at our cash and equity programs, and directed management to conduct a search under its guidance and direction for a new compensation consultant. Following a rigorous selection process, FW Cook was chosen by the compensation committee in October 2007 as its consultant.

Compensation Committee Interlocks and Insider Participation

During the fiscal year 2007, Dr. Greenberg, Ms. Drucker and Messrs. Hoffman and Makinson served on the compensation committee. Mr. Makinson resigned from the board of directors and the compensation committee in September 2007. Messrs. Hoffman and Makinson are executive officers of Pearson. No member of the compensation committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K. No member of the compensation committee in 2007 was our officer or an officer of any of our subsidiaries.

None of our executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other organization, one of whose executive officers served as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Messrs. Clark, Hoffman and Lamb, and Ms. Fairhead, with Ms. Fairhead serving as its chair. Mr. Lamb is an independent director as determined under the NYSE listing standards and SEC rules and regulations. Our nominating and corporate governance committee is responsible, among other matters, for:

•	recommending to our board of directors the persons to be nominated for election as independent directors at any meeting of stockholders;

•	reviewing, from time to time, the corporate governance principles applicable to us;

•	monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies;

•	overseeing an annual review of management succession planning;

•	leading the board and committees of the board in annual performance self-evaluations; and

•	reviewing, reassessing and administering our corporate governance guidelines.

During 2007, the nominating and corporate governance committee met on four occasions.

For our policy with regard to the consideration of director candidates recommended by stock holders, please see “Selection of Candidates for Director” on page 66 of this proxy statement.

Independent Committee

The independent committee currently consists of Ms. Drucker, Dr. Greenberg, Mr. Lamb and Amb. Spielvogel, with Amb. Spielvogel as its chair. These directors are not employees of ours or Pearson and each of these directors is independent as determined under the NYSE listing standards and SEC rules and regulations. The independent committee has been delegated all authority of our board of directors to consider and approve on our behalf transactions and agreements between us and any person who is a 5% or more beneficial owner of our common stock, including Pearson or any of Pearson’s affiliates. Our independent committee is responsible, among other matters, for:

•	reviewing and approving (or ratifying, as the case may be) related person transactions involving any 5% or more beneficial owner of our common stock (or any of its affiliates); and

•

as required by law or as requested by the board of directors from time to time, reviewing and approving (or ratifying, as the case may be) transactions or arrangements involving (or actions to be taken by) our company or any of its affiliates in which any 5% or more beneficial owner of our common stock (or any of its affiliates) has or may have an interest.

For a discussion of the policies and procedures of the independent committee with respect to such transactions, see the description below under the heading “Related Persons Transactions.” During 2007, the independent committee met on five occasions.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent Committee
Stuart J. Clark	—	—	X	—
Myra R. Drucker	X	X	—	X
William T. Ethridge	—	—	—	—
Rona A. Fairhead	—	—	Chair	—
Donald P. Greenberg	X	X	—	X
Casper J.A. Hobbs	—	—	—	—
Philip J. Hoffman	—	Chair	X	—
Robert C. Lamb, Jr.	Chair	—	X	X
Carl Spielvogel	X	—	—	Chair

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of January 31, 2008, certain information known to us regarding the shares of our common stock, as well as the ordinary shares of our majority stockholder’s parent company, Pearson, beneficially owned by (1) each of our directors (2) our chief executive officer and the other executive officers named in the summary compensation table on page 33 of this proxy statement, and (3) the directors and all of our executive officers as a group. In addition, the following table sets forth the beneficial ownership of common stock as of January 31, 2008, with respect to Pearson DBC Holdings, Inc., which is a subsidiary of Pearson and which is the only entity or individual known by us to own beneficially more than 5% of the outstanding shares of our common stock.

	Interactive Data Corporation[1]		Pearson plc
Directors and Executive Officers	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Stuart J. Clark[2]	1,049,206	1.1%	51,518	*
Raymond L. D’Arcy[3]	276,508	*	16,216	*
Myra R. Drucker[4]	12,500	*	—	—
William T. Ethridge[5]	—	—	199,817	*
Rona A. Fairhead[6]	—	—	183,460	*
Donald P. Greenberg[7]	60,000	*	—	—
Andrew J. Hajducky III[8]	54,012	*	—	—
Casper J. A. Hobbs[9]	—	—	2,666	*
Philip J. Hoffman[10]	—	—	102,471	*
John L. King[11]	377,039	*	39,136	*
Robert C. Lamb, Jr.[12].	12,500	*	—	—
Andrea H. Loew[13]	199,105	*	10,606	*
Mark Hepsworth[14]	143,276	*	—	—
Carl Spielvogel[15]	149,562	*	—	—
All directors and executive officers as a group (14 persons)[16]	2,333,708	2.4%	605,890	*
Five Percent Stockholder
Pearson DBC Holdings, Inc.[17]	57,554,795	61.1%	N/A	N/A

*	Less than 1%.
(1)	The table is based upon information supplied by our officers, directors and principal stockholders, and information set forth on any statements filed with the SEC pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934. Unless otherwise indicated in these footnotes, and subject to the community property laws where applicable, each of the directors and named executive officers named in this table has sole voting and investment power with respect to the shares shown as beneficially owned and the address of each of the directors and named executive officers is: c/o Interactive Data Corporation, 32 Crosby Drive, Bedford, Massachusetts 01730.
(2)	Mr. Clark is our Chief Executive Officer, President, and a member of our board of directors. With respect to Interactive Data shares, Mr. Clark’s ownership includes 908,750 shares that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008 and 261 shares that Mr. Clark acquired on February 20, 2008 pursuant to our Employee Stock Purchase Plan. With respect to Pearson shares, Mr. Clark’s ownership includes 29,292 shares that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(3)	Mr. D’Arcy is our President, Sales and Marketing. With respect to Interactive Data shares, Mr. D’Arcy’s ownership includes 231,875 shares that Mr. D’Arcy has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008. With respect to Pearson shares, his ownership includes 16,180 shares that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(4)	Ms. Drucker is a member of our board of directors. With respect to Interactive Data shares, Ms. Drucker’s ownership includes 12,500 shares that she has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(5)	Mr. Ethridge is a member of our board of directors. Mr. Ethridge’s ownership includes 142,599 shares of Pearson that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(6)	Ms. Fairhead is a member of our board of directors. Ms. Fairhead’s ownership includes 60,000 shares of Pearson that she has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.

(7)	Dr. Greenberg is a member of our board of directors. Dr. Greenberg’s ownership includes 60,000 shares of Interactive Data Corporation that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(8)	Mr. Hajducky is our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Hajducky’s ownership includes 43,750 shares of Interactive Data Corporation that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008 and 130 shares that Mr. Hajducky acquired on February 20, 2008 pursuant to our Employee Stock Purchase Plan.
(9)	Mr. Hobbs is a member of our board of directors.
(10)	Mr. Hoffman is a member of our board of directors. Mr. Hoffman’s ownership includes 62,118 shares of Pearson that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(11)	Mr. King is our Chief Operating Officer. With respect to Interactive Data shares, Mr. King’s ownership includes 351,875 shares that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008, 261 shares that Mr. King acquired on February 20, 2008 pursuant to our Employee Stock Purchase Plan, 100 shares held by Mr. King’s daughter and 350 shares held by Mr. King’s sister. Mr. King disclaims beneficial ownership of the 100 shares held by his daughter and the 350 shares held by his sister except to the extent of his pecuniary interest therein. With respect to Pearson shares, Mr. King’s ownership includes 25,760 shares that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(12)	Mr. Lamb is a member of our board of directors. With respect to Interactive Data shares, Mr. Lamb’s ownership includes 12,500 shares that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(13)	Ms. Loew is our Executive Vice President, General Counsel and Corporate Secretary. With respect to Interactive Data shares, Ms. Loew’s ownership includes 189,062 shares that she has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008. With respect to Pearson shares, Ms. Loew’s ownership includes 8,979 shares that she has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(14)	Mr. Hepsworth is our President, Institutional Business. With respect to Interactive Data shares, Mr. Hepsworth’s ownership includes 139,687 shares that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(15)	Amb. Spielvogel is a member of our board of directors. Amb. Spielvogel’s ownership includes 67,233 shares of Interactive Data held of record by the Carl Spielvogel Rev. Trust dated 8/29/00, C. Spielvogel and B. Spielvogel, TTEES. Amb. Spielvogel disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Amb. Spielvogel’s ownership includes 80,000 shares of Interactive Data Corporation that he has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008 and 2,329 shares of Interactive Data Corporation that Amb. Spielvogel acquired in February 2008 upon settlement of his DSUs awarded February 23, 2005.
(16)	With respect to Interactive Data shares, includes 2,029,999 shares that such persons have the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008, 652 shares that such persons acquired on February 20, 2008 pursuant to our Employee Stock Purchase Plan, and 2,329 shares that Amb. Spielvogel acquired in February 2008 upon settlement of his DSUs awarded February 23, 2005. With respect to Pearson shares, includes 344,928 shares that such persons have the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2008.
(17)	The address of Pearson DBC Holdings, Inc. is c/o Pearson Inc., 1330 Avenue of the Americas, New York, New York 10014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and any person who owns more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based upon the information supplied to us by such persons, we are required to report any known failure to file these reports within the period specified by the instructions to the reporting forms. To our knowledge, based upon a review of the Section 16(a) reports furnished to us and the written representations of our executive officers and directors, except as noted following this sentence, all these filing requirements were satisfied by our directors and executive officers for the fiscal year ended December 31, 2007. Due to administrative error, each of Messrs. Clark and King and Ms. Loew filed one late Form 4 in July 2007 reporting the withholding of shares of our common stock to satisfy their tax withholding obligations in connection with the settlement of their DSUs in July 2007.

Related Persons Transactions

Transactions with Pearson

Pearson indirectly owns approximately 61% of our issued and outstanding common stock. We are party to a management services agreement with Pearson that became effective as of February 29, 2000. This agreement governs the provision of certain services between the parties and their respective subsidiaries and renews annually. Other business arrangements between us (and our subsidiaries) and Pearson (and its subsidiaries) are covered by separate written agreements.

Many of the services provided by Pearson afford us administrative convenience and we believe the terms of these services are substantially equal to or more favorable to us than if we had negotiated similar arrangements with non-affiliated third parties. The services provided by Pearson include (i) administering the 401(k) savings plan (and related excess plans), the UK pension plan, and employee health benefit plans and insurance plans in the US and UK, (ii) use of a back-up disaster recovery site in the UK, (iii) travel services, and (iv) accounting and tax related services for certain of our subsidiaries, primarily in the UK. In addition to these services, we also license an array of financial information content from certain businesses owned by or affiliated with Pearson for internal use as well as redistribution to customers. Finally, certain of our businesses from time to time purchase advertising space and other promotional services at discounted rates from certain businesses owned by or affiliated with Pearson. The services provided by us to Pearson include the provision of financial data and related services. A majority of the charges for services from Pearson and its affiliates to us are at cost. With respect to the services we provide to Pearson and its affiliates, we charge fees that are no less than the fees charged to similar users. We believe that the terms and conditions of these transactions are fair and reasonable.

Prior to entering into any service arrangement with Pearson, we assess whether it would be more advantageous to obtain such services from a third party. The independent committee of our board of directors, which currently consists of four directors, none of whom are our employees or employees of Pearson, approves the arrangement on our behalf. The agreements governing any such arrangements may be amended from time to time by mutual agreement to address changes in the terms or services provided to or on our behalf. The independent committee approves any material modifications to the arrangements. From time to time, we assess various of the ongoing relationships between us and Pearson to determine whether it would be more advantageous to secure any such services outside of Pearson.

There was no material effect on our financial condition or results of operations as a result of entering into these arrangements. If the services provided to us by Pearson or its affiliates were to be terminated, we would likely be required to seek equivalent services in the open market at potentially higher costs.

In 2001, we entered into a trademark license agreement with Pearson’s Financial Times Group authorizing us to use the “FT” and “Financial Times” trademarks and logos in our businesses. The license grants us the right to use the FT and Financial Times brands for one UK Pound Sterling. This license, which was renewed for a one-year term on March 7, 2008, automatically renews for subsequent one-year terms unless terminated. The license is subject to quality control standards, restrictions on sublicensing the trademarks to third parties and certain other restrictions. The independent committee of our board of directors approved this agreement on our behalf. In February 2007, we commenced a rebranding campaign and in connection with this campaign, we ceased the active use of the “FT” and “Financial Times” trademarks and logos in our businesses.

Any amounts payable or receivable to and from Pearson or Pearson affiliates are classified as an affiliate transaction on our balance sheet. For the years ended December 31, 2007, 2006 and 2005, we recorded revenue of $772,000, $755,000 and $451,000, respectively, for services provided to Pearson. For the years ended December 31, 2007, 2006 and 2005, we recorded expense of $4,682,000, $4,250,000 and $3,456,000, respectively, for services received from Pearson. The amount due to Pearson at December 31, 2007 and 2006 was $732,000 and $5,156,000, respectively, and is included in payables to affiliates.

Policy and Procedures for Reviewing Transactions with Related Persons

In February 2001, our board of directors created a committee of independent directors which committee is charged with the authority and duty to consider, negotiate and approve on our behalf, transactions and agreements between us (and our subsidiaries) and Pearson (and its subsidiaries). In February 2007, our board of directors established a written policy and procedures related to the negotiation and approval of related person transactions. Under the policy, a related person transaction is one in which we are a participant, the amount involved exceeds $120,000 and the related person has a direct or indirect material interest. The term “related person” has the same meaning as set forth in Item 404(a) of Regulation S-K. Under our policy, related person transactions that are identified prior to consummation shall be consummated only if (i) in the case of directors, officers and nominees, the transaction is approved by the disinterested members of the audit committee and (ii) in the case of a 5% or more beneficial owner of our common stock (or any affiliate) who does not fall into (i) above, the transaction is approved by the disinterested members of the independent committee. In the event that is not practicable or desirable to obtain approval of a related person transaction in advance, the transaction with the related person may be preliminarily entered into by management subject to ratification by the appropriate committee. If the applicable committee does not ratify the transaction, then we will have the option to terminate or unwind the transaction.

In February 2007, our board of directors approved an independent committee charter which charter specifies that the independent committee has the authority described above as well as authority, at the committee’s discretion, to approve or ratify, as the case may be, related persons transactions with a 5% or more beneficial owner of our common stock in which the amount is less than $120,000. In addition the charter specifies that the independent committee has the authority, as required by law or as requested by the board of directors from time to time, to review and approve (or ratify, as the case may be) transactions or arrangements involving (or actions to be taken by) our company or any of its affiliates in which any 5% or more beneficial owner of our common stock (or any affiliate) has an interest.

The policy and procedures related to the negotiation and approval of related person transactions are in writing. In its review, the audit committee or independent committee, as applicable, considers the related person’s interest in the transaction, the material terms of the transaction, including the dollar amount involved and the type of transaction, the importance of the transaction to the related person and to us, whether the transaction would impair the judgment of the related person, and any other information the applicable committee deems appropriate. Under our policy, our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from related persons with respect to identified related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction.

The adoption of our written policy and procedures as described above, as well as the adoption of the independent committee charter, formalized the procedures with respect to transactions with related persons we have in large part followed since the February 2001 formation of the independent committee. To our knowledge, all transactions with Pearson or any of its affiliates have been approved by our independent committee. Since January 1, 2007, all transactions with related persons to which we are or were a party have been reviewed under our current or former policies, as applicable.

Report of the Audit Committee of the Board of Directors

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with the legal and regulatory requirements applicable to the company, the qualifications, independence and performance of our independent registered public accounting firm, and the quality of our internal and external audit processes. The audit committee operates under a written charter that sets forth the audit committee’s role and responsibilities.

Management is responsible for the preparation, presentation, and integrity of the company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the company. Management also has the responsibility for establishing and maintaining adequate internal financial controls. In 2007, Ernst & Young LLP was responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the company’s internal control over financial reporting. In addition, Ernst & Young LLP expressed its own opinion on the effectiveness of the company’s internal control over financial reporting.

In this context, the committee has reviewed and discussed with management and Ernst & Young LLP the audited financial statements for the year ended December 31, 2007, management’s assessment of the effectiveness of the company’s internal control over financial reporting and Ernst & Young LLP’s evaluation of the company’s internal control over financial reporting.

The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication With Audit Committees.”

In addition, the audit committee has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board No. 1, “Independence Discussions With Audit Committees”, and discussed with Ernst & Young LLP its independence from the company and its management. The audit committee considered whether the provision of non-audit services by Ernst & Young LLP was compatible with maintaining the firm’s independence and concluded that it was compatible.

Based on the considerations and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2007 be included in our Annual Report on Form 10-K for 2007.

Respectfully submitted,

AUDIT COMMITTEE

Robert C. Lamb, Chairman

Donald P. Greenberg

Carl Spielvogel

Myra R. Drucker

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of our Compensation Program and Objectives

Our executive compensation program is composed of:

•	base salary;

•	an annual performance-based cash bonus opportunity;

•	equity awards in the form of restricted stock units and stock options;

•	retirement benefits; and

•	severance benefit opportunities.

We establish cash and equity compensation at levels that are intended to attract, motivate and retain qualified executive managerial talent that is critical to our long-term success and the creation of stockholder value. Using a combination of an annual performance-based cash bonus and equity-based compensation, we strive to create a linkage between pay and both individual and company performance. Individual and company performance targets are set at levels intended to encourage our named executive officers to support our achievement of short- and long-term strategic business objectives. To further align executive interests with those of stockholders, we also require our named executive officers to attain a prescribed level of stock ownership.

Our named executive officer benefit programs generally mirror those available to the overall employee population. However, in order to attract and retain key talent and to enable our named executive officers to receive benefits based on their full salary without being limited by pay caps imposed by the Internal Revenue Service, the named executive officers (other than Mr. Hepsworth, who participates in separate expatriate arrangements) are eligible for supplemental retirement benefits solely to overcome these limits.

Our Use of Benchmarking and Survey Data

When establishing compensation levels for our named executive officers, the committee considers the information compiled, evaluated and presented by our compensation consultant. Data considered includes general industry survey data and data collected from proxy filings by publicly traded companies that we consider our peers. The companies selected as peers for 2007 generally operate in our industry. We generally fall between the 25th and 50th percentile of this peer group in terms of number of employees, revenue and market capitalization. Each year, the peer group is reviewed and adjusted, if appropriate, to reflect changes in the marketplace or as a result of mergers and acquisitions.

For most of 2007, the compensation committee retained Aon as its compensation consultant and, with Aon’s assistance, decided to use the same peer group as it did in 2006. This peer group was ratified by the compensation committee in December 2006 and is set forth below. In November 2007, the committee retained FW Cook, which recommended peer group changes that were determined to be more appropriate given the nature and size of their businesses. The compensation committee ratified a new peer group in November 2007 for purposes of 2008 compensation, as set forth below.

December 2006 Peer Group	November 2007 Peer Group
• Acxiom Corporation • Advent Software, Inc. • Archipelago Holdings. Inc. • CME Group, Inc.	• Acxiom Corporation • Advent Software, Inc. • CME Group, Inc. • ChoicePoint Inc.

December 2006 Peer Group	November 2007 Peer Group

•        ChoicePoint Inc.

•        CoStar Group, Inc.

•        Dow Jones & Company, Inc.

•        The Dun & Bradstreet Corporation

•        Equifax Inc.

•        FactSet Research Systems Inc.

•        Fair Isaac Corporation

•        The First American Corporation

•        Harris Interactive Inc.

•        Information Holdings Inc.

•        infoUSA Inc.

•        Instinet Group Incorporated

•        Investment Technology Group, Inc.

•        Investors Financial Services Corp.

•        Moody’s Corporation

•        The NASDAQ OMX Group, Inc.

•        National Financial Partners Corp.

•        ProQuest Information and Learning Company

•        SEI Investments Company

•        Sungard Data Systems Inc.

•        CoStar Group, Inc.

•        Dow Jones & Company, Inc.

•        The Dun & Bradstreet Corporation

•        Equifax Inc.

•        FactSet Research Systems Inc.

•        Fair Isaac Corporation

•        Harris Interactive Inc.

•        infoUSA Inc.

•        Investment Technology Group, Inc.

•        The NASDAQ OMX Group, Inc.

•        SEI Investments Company

•        TradeStation Group, Inc.

Work performed by FW Cook with respect to 2008 compensation will use the new peer group to evaluate our programs.

While peer company data provides us with an important point of reference, we also incorporate information from a more diverse range of companies of our revenue size by looking to general industry compensation surveys, which allows us to obtain a broader perspective on external pay levels. For our CEO, CFO and COO positions, comparative peer company data is generally available. We compare those officers’ pay to the median pay of the peer companies where position data is available and the median pay of companies that have similar revenue levels to ours. In comparing those named executive officers’ pay, we then look at the average of these two numbers (i.e., 50% is based on peer company data and 50% is based on general industry compensation survey data).

Compensation levels for our other named executive officers are assessed against general industry compensation survey data for companies that have revenue comparable to ours, given that information regarding comparable positions among our peer companies is not generally publicly available.

Other Considerations

In addition to benchmarking, the compensation committee considered the prevalent labor market for executive talent generally, as well as what other companies with whom we compete for talent within our industry pay. Moreover, the compensation committee evaluated internal pay equity among executives and considered each individual executive’s responsibilities, experience, effectiveness, tenure and ability to impact corporate financial performance, where applicable, when determining compensation levels.

The differences in compensation for our named executive officers are largely attributable to the differences in scope of the roles performed by each individual. Our CEO received the highest levels of compensation because he is responsible for running the overall business and is our most senior decision-maker. His responsibilities far outweigh those of our other named executive officers. Our CFO’s package is based in large part on the supply and demand pressures associated with completing a nationwide search in 2006 to fill this position. The other three named executive officers receive compensation packages based upon their scope of responsibilities. The varying salary increase amounts given in 2007 and the assignment of bonus plans to these three named executive officers are reflective of internal equity considerations.

The compensation committee directed our new consultant, FW Cook, to conduct a thorough review of all of our direct compensation and equity programs and to provide its findings at the December 2007 compensation committee meeting. FW Cook subsequently advised the compensation committee that our programs were fundamentally sound and generally comport with best practices, but that certain proposals will be put forward for 2008 and beyond. Some of the actions taken by the committee in response to these proposals are set forth below under the heading “2008 Compensation Decisions.”

Elements of Compensation Paid to Named Executive Officers

Our executive pay is comprised of three main components: base salary, annual performance-based cash bonus and long-term equity awards. The total aggregate cash compensation paid to each executive is reviewed by the committee when considering increases and bonus awards. Equity awards and cash compensation are not weighted relative to a predefined total remuneration package. Rather, the committee considers overall business performance, input from the CEO on individual performance, changes in the business, external market factors and our financial position each year when determining pay levels and bonus awards, and allocating between long-term and current compensation for the named executive officers.

Cash Compensation

General

Cash compensation is comprised of base salary and an annual performance-based cash bonus opportunity. The committee generally sets a named executive officer’s targeted total cash compensation opportunity within a range that is the average of the applicable peer company or general industry compensation survey data, as described above, adjusted as appropriate for individual performance and internal pay equity and labor market conditions.

In setting cash compensation levels, we favor a balance where base salaries are generally targeted at slightly below the average and performance-based cash bonus opportunities are targeted at slightly above average. The committee believes that this higher emphasis on performance-based compensation better links a named executive officer’s pay, his or her individual performance and the achievement of specific business goals by placing a higher proportion of his or her annual cash compensation at risk, thereby aligning executive pay opportunities with the interests of stockholders.

Base Salary Increases in 2007

Fiscal year 2007 base salary increases for our named executive officers ranged from 3.0% to 5.6% of their 2006 base salaries. These increases were determined based on the considerations outlined above, as well as taking into account our overall budget. In general, the average company-wide base salary increases for all employees in 2007 (excluding our named executive officers) was 4.2%. These increases generally positioned our named executive officers’ base salary levels close to the 50th percentile of the base salaries of executives in comparable positions as reflected in peer company and general industry compensation survey data.

Base salary increases in 2007 for our named executive officers were as follows:

Name	2006 Base Salary	2007 Increase Percent and Amount	2007 Base Salary Effective April 1, 2007
Mr. Clark	$545,000	4.0% $22,000	$567,000
Mr. Hajducky	$350,000	3.4% $12,000	$362,000
Mr. D’Arcy	$322,000	5.6% $18,000	$340,000
Mr. King	$337,000	3.0% $10,000	$347,000
Mr. Hepsworth	$310,000	4.8% $15,000	$325,000

2007 Executive Bonus Plan

Our 2007 Executive Bonus Plan was intended to establish a direct correlation between the annual cash incentives paid to our named executive officers and our financial and operating performance. Under the plan, our named executive officers were eligible to receive a cash bonus equal to a percentage of their base salaries based on the attainment of certain corporate and individual performance goals. In general, our target incentive bonus opportunity is generally positioned at the median of bonuses for executives in comparable positions as reflected in peer company data and general industry surveys. On May 22, 2007, the compensation committee established the corporate performance targets and maximum bonus opportunities for each named executive officer as a percentage of their base salaries. The percentage of base salary varied for each named executive officer as set forth below.

Name	2007 Threshold Bonus Opportunity (as a % of base salary)	2007 Targeted Bonus Opportunity (as a % of base salary)	2007 Maximum Bonus Opportunity (as a % of base salary)
Mr. Clark	0%	90%	150%
Mr. Hajducky	0%	66 2/3%	100%
Mr. D’Arcy	0%	66 2/3%	100%
Mr. King	0%	66 2/3%	100%
Mr. Hepsworth	0%	53 1/3%	80%

For 2007, our compensation committee selected the following corporate performance objectives: (1) adjusted revenue (weighted 25%), (2) adjusted earnings before interest, taxes and amortization, or EBITA (weighted 40%) and (3) cash conversion (weighted 15%) as the relevant company-wide performance criteria for the 2007 Executive Bonus Plan. The compensation committee believes that these criteria are consistent with the overall goals and long-term strategic direction that the board of directors has set for our company and are closely related to or reflective of financial performance, operational improvements, growth and return to stockholders.

The adjusted revenue measure is intended to support our strategy to increase revenue through organic growth and targeted acquisitions. Adjusted EBITA is calculated by adding amortization expense to income from operations, each of which is provided in our financial statements. Adjusted EBITA measures our operating profitability and the higher weighting of the adjusted EBITA measure supports our emphasis on the attainment of our profit goals. The cash conversion measure, expressed as a percentage, is the ratio of adjusted EBITA that is converted into adjusted free cash flow. While each of these measures is important on a stand-alone basis, the committee believes the combination of these metrics will help drive our overall success.

The adjusted revenue, adjusted EBITA and cash conversion targets are calculated using pre-determined, constant foreign exchange rates that eliminate the positive or negative impact that occurs with the normal market fluctuations of foreign exchange rates. In addition, in calculating these amounts, the impact of acquisitions that occur during the year and transactional foreign exchange gain or loss is deducted. Transactional foreign exchange gain or loss is the foreign exchange gain or loss associated with the settlement of Euro-related billings and the revaluation of inter-company loans and US dollar and foreign currency bank balances. We believe that reviewing business results without the impact of changing foreign currency exchange rates facilitates period-to-period comparisons of results from our underlying business. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be lower or higher than growth reported at actual exchange rates.

In the aggregate, achievement of company performance goals constitutes 80% of the aggregate bonus opportunity and the remaining 20% is based upon the achievement of individual performance goals. The inclusion of the individual performance goals is intended to encourage our named executive officers to focus on initiatives that support our overall long-term strategy. Each named executive officer’s individual performance goals reflect their specific business role within our company. These individual goals include measures such as: (1) successful implementation of key initiatives such as cross-divisional selling, enhanced stock exchange royalty systems, enhanced active trader products for sales to institutions, and outsourcing or offshore strategy for content operations; (2) development of our image and brand; and (3) development of key employees.

The compensation committee strives to set the threshold, target, and maximum company performance goals at levels such that the relative likelihood of achievement remains consistent from year to year. With this in mind, the compensation committee structured incentive payments under the 2007 Executive Bonus Plan to provide significant reward to named executive officers for reaching or exceeding the maximum performance targets, make smaller payments if performance levels exceeded the threshold level of required performance but did not meet the target levels, and not make any cash incentive payments if we did not achieve the threshold performance levels established at the beginning of the fiscal year. The compensation committee set performance goals under the 2007 Executive Bonus Plan based on the following principles:

•

Threshold performance goals for the adjusted revenue and adjusted EBITA financial measures were set at levels that reflected a meaningful improvement over our actual results in fiscal 2006. Target performance goals were set at levels that corresponded to our fiscal year 2007 budget amounts for the adjusted revenue and adjusted EBITA financial measures.

•

The threshold and target performance goals for cash conversion were set at levels that are tied to meaningful improvements in our adjusted free cash flow over our actual results in 2006. The committee believed that the threshold and target goals for cash conversion were set at levels that were ambitious but within a range that would be reasonably attainable by our company.

•

Maximum performance goals were set at levels that were higher than the budget for each of the financial measures. The committee believed that the maximum performance goals were set at levels that were aggressive and above the threshold and target levels, but within a range that would be achievable by our company provided company performance was at the highest end of the expected range.

For actual corporate performance goals under the 2007 Executive Bonus Plan, the threshold and maximum approved by our compensation committee were as follows.

Measure	Threshold	Maximum
Adjusted Revenue	$643.8 M	$680 M
Adjusted EBITA	$194.2 M	$210.4 M
Cash Conversion	87.0%	95.5%

Payments for performance between the threshold and target, and target and maximum, levels of attainment are determined on a linear basis, based on actual performance. No bonus would have been paid with respect to a performance measure if the threshold level of performance for that measure was not attained. With respect to the individual performance metrics, the amount payable can range from 0% to 20% of the maximum bonus opportunity, and is determined based on the executive’s performance against assigned individual performance goals.

On February 25, 2008, the compensation committee reviewed our financial results for 2007 and approved 2007 bonus payments based upon the following results:

•	Our adjusted revenue for 2007 was between target and maximum (actual amount was 101.52% of target);

•	Our adjusted EBITA for 2007 was between target and maximum (actual amount was 102.23% of target);

•	Our cash conversion for 2007 was between target and maximum (actual amount was 101.48% of target); and

•	The named executive officers achieved an average of 17.2% against their individual performance goals under the 2007 Executive Bonus Plan.

The following bonuses were paid to our named executive officers based on 2007 financial and individual achievements:

Name	2007 Bonus Payments
	Dollar Amount Payable based on 2007 Achievement	Percentage of Overall Targeted Bonus Opportunity	Percentage of Overall Maximum Bonus Opportunity
Mr. Clark	$725,250	142.1%	85.3%
Mr. Hajducky	$281,383	116.6%	77.7%
Mr. D’Arcy	$298,282	131.6%	87.7%
Mr. King	$269,723	116.6%	77.7%
Mr. Hepsworth	$228,085	131.6%	87.7%
Average		127.7%	83.2%

The following table reflects the average bonus payments paid to named executive officers for the period 2005 to 2007 as a percentage of targeted and maximum bonus paid as a result of financial and individual achievements:

Bonus Year	Average Payment as a % of Targeted Bonus Opportunity	Average Payment as a % of Maximum Bonus Opportunity
2007	127.7%	83.2%
2006	109.4%	71.6%
2005	145.8%	93.7%

Long Term Equity Incentive Compensation

General

We include an equity component as part of our compensation package because we believe that equity-based compensation aligns the long-term interests of our named executive officers with those of stockholders. In 2000, our stockholders approved the 2000 Long Term Incentive Plan, which provides us with the ability to make equity-based awards in various forms, including stock options and stock units. Since 2005, we have awarded our named executive officers both stock options and restricted stock units, or RSUs.

2007 Long Term Incentive Plan Equity Awards

The compensation committee evaluates and establishes aggregate equity award levels using a process and analysis comparable to that used to establish total cash compensation levels as set forth above. This includes considering a combination of survey and benchmark company data, as well as the named executive officer’s performance during the year and his or her role in achieving our long term goals and prior awards granted. Generally, we do not consider a named executive officer’s stock holdings when determining award levels, nor do we have a prescribed formula for determining the balance of stock options and RSUs. Rather, we strive to issue awards that represent an aggregate value that the committee determines to be appropriate based on the considerations described in this paragraph.

In 2007, we continued the practice first adopted in 2005 of granting all annual equity awards to our named executive officers coincident with our July board of directors meeting. At that time, we also grant awards to selected non-executive employees. The July effective date of these awards was selected primarily as a result of administrative convenience and to provide a consistent schedule of awards. We do not specifically seek to align award dates with the release of material information; RSU and stock option grant dates are set as the date of approval by the compensation subcommittee or a date that is a few days following approval by the compensation subcommittee for reasons of administrative convenience. Our policy is to set the exercise price for stock options at the closing price of our stock on the grant date.

In 2007, the total number of equity awards issued to our named executive officers was approximately 95% of the 2006 pool number. As we changed CFOs in 2006, we had six named executive officers listed in the 2006 proxy as compared to five this year. The compensation committee determined that the total number of equity awards in 2007 provided meaningful grants, yet managed effectively share dilution and costs associated with the options under FAS 123R. Equity awards continue to be targeted between the 25th percentile and the median of the relevant peer and survey data for comparable positions.

Terms of 2007 Stock Option and Restricted Stock Unit Awards

Our 2000 Long-Term Incentive Plan provides the compensation committee with the broad discretion to set the terms and conditions of our equity awards. Each year, the committee reviews the terms of the equity awards to be granted, taking into consideration external market trends, historical award terms, regulatory matters and accounting consequences. In July 2007, the compensation committee determined that it would issue stock options and RSUs with terms that are substantially similar to awards granted in prior years.

Details of awards of stock options and RSUs issued in 2007 under our 2000 Long-Term Incentive Plan to our named executive officers are set forth in the “Grant of Plan-Based Awards Table” of this proxy statement.

Executive Equity Ownership Policy

In 2003, we implemented an executive equity ownership policy to encourage our named executive officers to maintain equity interests in our company. Under this policy, named executive officers are expected to hold a pre-defined level of equity relative to their compensation level, as set by the compensation committee. The named executive officers were required to attain the prescribed level of ownership by December 31, 2007, with the exception of Messrs. Hajducky and Hepsworth. Mr. Hepsworth is required to attain his prescribed ownership level on July 19, 2010, the fifth anniversary of the date he became subject to the policy. Mr. Hajducky is required to attain his prescribed ownership level on the fifth anniversary of his employment, June 15, 2011.

Shares counted toward ownership include:

•	purchases made on the open market;

•	shares acquired upon the exercise of stock options or settlement of other stock-based awards;

•	purchases made through the Employee Stock Purchase Plan;

•	shares underlying DSUs and RSUs (vested and unvested);

•	shares underlying vested stock-based awards (other than stock options) issued under the 2000 Long Term Incentive Plan; and

•	shares owned by a named executive officer’s immediate family members.

Until the targeted share ownership level is attained, executives are prohibited from selling shares that were acquired after the adoption of the policy through the exercise of an option, participation in our Employee Stock Purchase Plan or the grant or settlement of any stock-based awards (including DSUs and RSUs), other than sales to satisfy any tax obligations attributable to an award. The board of directors may make hardship exceptions to the ownership policy to allow for the sale of shares on a case-by-case basis. If the targeted share ownership level is not reached within the prescribed time frame or the level of ownership drops below the targeted level, the named executive officer will be ineligible for future awards under our 2000 Long Term Incentive Plan until the targeted ownership level is attained.

Targeted ownership levels for our named executive officers are summarized below. As of December 31, 2007, each of the named executive officers except Mr. Hajducky had met his or her required ownership target.

Name	Ownership Target	Share Equivalent	Current Ownership
Mr. Clark	4x base salary	100,000 shares	221,000 shares
Mr. Hajducky	2x base salary	36,534 shares	28,587 shares
Mr. D’Arcy	2x base salary	29,524 shares	82,244 shares
Mr. King	2x base salary	30,952 shares	52,704 shares
Mr. Hepsworth	1.5x base salary	20,290 shares	33,063 shares

Pearson Equity Awards

Messrs. Clark, D’Arcy and King have outstanding equity awards under various Pearson programs. Prior to the merger of Data Broadcasting Corporation (now known as Interactive Data Corporation) with Interactive Data Corporation (now known as Interactive Data Pricing and Reference Data) in 2000, Interactive Data was an indirect wholly-owned subsidiary of Pearson and Messrs. Clark, D’Arcy and King were employees of Interactive Data. The outstanding awards under the Pearson programs held by these named executive officers were generally made prior to 2001 under the standard compensation arrangements in place for Pearson executives at that time. Pearson equity awards are not considered in determining our compensation.

Beginning in 2000, coincident with the merger, Interactive Data Corporation stockholders approved our 2000 Long Term Incentive Plan and since that time, our named executive officers have been eligible for awards under that plan. At this time, new awards under the Pearson equity plans were discontinued, with the exception of any awards or share entitlements the named executive officers may have earned as a result of their participation in the Pearson plans prior to the merger. Since the merger, we have not borne any of the expenses related to these Pearson equity plan awards. Details of these awards and their terms are outlined in the narrative description following the “Grants of Plan-Based Awards Table” of this proxy statement and in the “Outstanding Equity Awards at Fiscal Year-End Table” of this proxy statement. Amounts paid by Pearson are generally denominated in British Pounds Sterling (£). For purposes of this proxy statement, we converted these amounts into US Dollars using exchange rates in effect as of the applicable conversion date as quoted by our RemotePlus service.

Benefits

The cash and equity compensation components of pay are supplemented by various benefit plans that provide health, life, accident, disability and retirement benefits, as well as severance benefits, most of which are the same as the benefits provided to all of our US based employees. However, there are some differences with regard to retirement and severance which are discussed below in the Retirement Benefits section.

Retirement Benefits

Defined Benefit Pension Plan, Supplemental Retirement Plan and Pearson Group Pension Plan

We do not normally maintain defined benefit pension plans for our employees, including our named executive officers. However, certain of our employees remain eligible to participate in or receive benefits under the Pearson, Inc. Pension Equity Plan, or PEP, and the Pearson, Inc. Supplemental Executive Retirement Plan, or SERP, which were frozen as of December 31, 2001.

Messrs. D’Arcy and King both participate in the PEP, which was generally available to all US-based employees, and the SERP. Despite the plans being frozen, the accrued benefit under these plans is credited with earnings annually. As Mr. Hajducky joined us after the PEP and the SERP were frozen, he is not eligible to participate in these plans. Neither Mr. Clark nor Mr. Hepsworth has participated in the PEP or the SERP, but they both participate in the Pearson Group Pension Plan, the plan maintained for employees resident in the United Kingdom.

Details of the benefits available under these arrangements, and the material terms of the PEP, the SERP and the Pearson Group Pension Plan, are outlined in the “Pension Benefits Table” of this proxy statement and the narrative description following the table.

Pearson 401(k) Retirement Plan & Pearson 401(k) Excess Plan

All of our U.S.-based employees, including our named executive officers (other than Mr. Hepsworth), are also eligible to participate in the Pearson 401(k) Retirement Plan, a qualified 401(k) plan, on the same terms and conditions as all other employees. The 401(k) Plan provides for both employee contributions and employer contributions. We believe that the 401(k) Plan provides market competitive retirement benefits for our employees. Certain U.S.-based senior executives, including our named executive officers (other than Mr. Hepsworth), are also eligible to participate in the unfunded Pearson 401(k) Excess Benefit Plan, which enables participants whose salary exceeds the statutory limits under the 401(k) Plan to make additional contributions and receive employer contributions. We believe that providing an excess plan provides an attractive retirement savings vehicle that enables us to attract and retain senior level talent who would otherwise have limited retirement savings opportunities.

In conjunction with freezing the PEP in 2001, we added a discretionary employer contribution of 1.25% under the 401(k) Plan to provide employees with an attractive, market-competitive retirement benefit. In addition, recognizing that employees who had been participating in the PEP may have made savings decisions under the 401(k) Plan or the 401(k) Excess Benefit Plan based on the continuation of the PEP, we provide an additional annual contribution to certain employees who participated in the PEP prior to 2001. Overall, we believe this combination of employer contribution components provides us with an advantage in recruiting and retaining high quality talent at all levels.

Details of the accrued benefits available under the 401(k) Excess Plan are outlined in the “Nonqualified Deferred Compensation Table” of this proxy statement and details of the material terms of both the 401(k) Plan and the 401(k) Excess Benefit Plan are outlined in the narrative that follows the “Nonqualified Deferred Compensation Table”.

Employee Stock Purchase Plan

To align employee and stockholder interests, we offer an Employee Stock Purchase Plan, or ESPP, to all non-UK employees, including executive officers. The ESPP allows eligible employees to purchase our common stock at a discount to the market price, allowing employees to profit when the value of our common stock increases over time. Each year there may be one or more “offering periods” during which employees may set aside, via after-tax payroll deductions, up to $1,000 of compensation each month to purchase shares of common stock under the ESPP. Each offering period lasts six months. An employee cannot purchase more than 6,000 shares under the ESPP in any offering period. At the end of the offering period, each employee’s accumulated deductions will be used to purchase shares of our common stock. The purchase price of the common stock will be 85% of the market price for our common stock either at the beginning or the end of the applicable offering period, whichever is lower. Employees may stop contributing at any time, and any contributed amount that is not invested will be refunded.

Save As You Earn Plan

To align UK employee and stockholder interests, we offer a Save As You Earn Plan, or SAYE, to all UK employees, including Mark Hepsworth. The SAYE allows eligible employees to purchase our common stock at a discount to the market price, allowing employees to profit when the value of our common stock increases over time. Each year an “offering period” will begin, during which employees may set aside, via after-tax payroll deductions, up to £250 of compensation each month to purchase shares of common stock under the SAYE. Each offering period will last three years. The purchase price of the common stock will be 85% of the market price for our common stock on a named day shortly prior to the starting date of the offering period. At the end of the offering period, each employee’s accumulated deductions will be used to purchase shares of our common stock. However, employees may stop contributing and withdraw amounts contributed before or at the end of the three year period. If an employee remains in the offering period for the entire three years, he or she will receive a bonus contribution equal to approximately two months’ savings. If an employee who has made at least twelve monthly contributions leaves the offering period early, he or she will receive interest at the normal bank rate.

Perquisites

We do not have a practice of providing our named executive officers with special benefits and perquisites above what is generally provided to other company employees. However, Mr. Clark receives an annual $10,000 automobile allowance. The allowance was established in 1996 when Mr. Clark was on secondment from the UK in accordance with our standard expatriation policy and was continued when he permanently transferred to the US as of January 1, 2002 so as not to constitute a take-away. We also made a $5,250 payment on Mr. Clark’s behalf to KPMG to acquire an enhanced protection certificate for his Pearson Group Pension Plan in connection with recent UK pension law changes.

In addition, Mr. Hepsworth receives certain expatriate benefits and perquisites under the terms of his employment arrangements, as described below under the heading “Employment Agreements”.

Severance Benefits

We believe that it is important, for recruiting and retention, to provide our employees, including our named executive officers, with temporary income to help minimize financial stress in the event of job loss. As a result, we provide severance pay and benefits continuation to all employees to help bridge the time until they secure new employment.

Our severance plan provides our executives (including our named executive officers) with salary continuation benefits of 2 weeks of salary per year of service upon a termination by our company without cause. This is comparable to the benefits provided to our other US-based employees, except that executives are provided with a minimum benefit level of 26 weeks (as compared to the standard employee’s four week minimum). The plan provides a maximum benefit of 52 weeks to all employees, including the named executive officers. We provide a larger minimum level of benefit to our executives in recognition that job opportunities at the executive level are more limited and therefore it will typically take longer for a named executive officer to secure new employment.

During the salary continuation period, all employees (including our named executive officers) are eligible to continue to participate in our medical, dental and life insurance plans under the same terms as active employees, and are also eligible to receive certain outplacement benefits.

Employment, Severance and Change in Control Arrangements

We generally do not have employment, change in control or severance agreements with our employees, including our named executive officers. On June 15, 2006, we entered into a letter agreement with Mr. Hadjucky when he commenced his employment as our Executive Vice President, Chief Financial Officer and Treasurer. The agreement provides Mr. Hajducky with a minimum level of severance benefits under our severance plan upon his termination of employment. We believe that Mr. Hajducky’s overall compensation arrangement is appropriate based upon the strong demand in the market for experienced, well-qualified CFOs.

In addition, we have entered into an employment agreement with Mr. Hepsworth in connection with his two-year secondment to the United States. The arrangement primarily specifies the benefits Mr. Hepsworth will receive as an expatriate. We believe that Mr. Hepsworth’s overall compensation arrangement is appropriate in light of the competitive nature of the recruiting process for executives and comparative expatriate benefits provided to similar-level employees. Assurances around how repatriation, should it occur, will be handled provide a level of security to Mr. Hepsworth and his family. Mr. Hepsworth’s housing allowance provides Mr. Hepsworth with flexibility in connection with residential properties he owns in the United Kingdom. His car allowance reflects the fact that his compensation in the UK included, as is standard, a car allowance, and his assignment in a suburban location of the United States requires automobile transportation. The provision of school tuition fees reflects the need of Mr. Hepsworth’s children to continue in an education system closely resembling that of his children’s education system in the UK. The provision of tax services ensures that Mr. Hepsworth incurs no additional tax liability as a result of his US assignment.

The terms of the agreements with Messrs. Hajducky and Hepsworth are described below under the heading “Employment Agreements”.

Tax and Accounting Considerations

The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the compensation committee when it is analyzing the overall level of compensation and the mix of compensation. Overall, the compensation committee seeks to balance its objective of ensuring an effective compensation package for the named executive officers with the need to maximize the deductibility of compensation, while ensuring an appropriate (and transparent) impact on reported earnings and other closely monitored financial measures.

Section 162(m) of the U.S. Internal Revenue Code generally disallows a tax deduction to a publicly traded company for certain compensation in excess of $1 million paid to a company’s chief executive officer and its four other most highly compensated executive officers. Some types of compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. The compensation committee reviews the potential effect of Section 162(m) annually and uses its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in our stockholders’ best interests, after taking into consideration changing business conditions and the performance of our employees. The compensation committee believes that tax deductibility is an important consideration in determining compensation for the executive officers; however, it retains the flexibility to pay compensation to senior executives based on other considerations.

In 2007, $739,256 paid to our CEO was not deductible under Section 162(m). The compensation committee reviewed this amount from a cost-benefits perspective and concluded that it was acceptable. There were no non-deductible amounts paid to our CFO in 2007. In order to minimize the loss of deduction in the future, the board has adopted the Executive Incentive Plan and the amendments to the Long-Term Incentive Plan described below. The committee intends to have 2008 bonuses comply with the performance-compensation exemption under Section 162(m) to provide a great likelihood of deductibility of the bonus payments. Similarly the approval of the amendments to the Long-Term Incentive Plan will provide the committee with sufficient flexibility to structure future equity awards to comply with the performance-compensation exemption under Section 162(m).

2008 Compensation Decisions

2008 Base Salary Increases

At its meetings in February 2008, the subcommittee approved increases in the base salaries of our named executive officers, effective as of April 1, 2008. Fiscal year 2008 base salary increases for our named executive officers ranged from 0% to 7.7% of their 2007 base salaries.

In determining the base salary increases the subcommittee considered the applicable peer company and general industry compensation data provided to the subcommittee by FW Cook in its 2007 executive cash review, and then adjusted for individual performance, internal pay equity and labor market conditions. The subcommittee also considered our overall budget when determining the base salary increases for our named executive officers which provides that the average company-wide base salary increases for all employees (excluding our named executive officers) remain at approximately 4% in 2008.

The fiscal year 2008 base salary increases for named executive officers positioned their base salary levels at the median of base salaries of executives in comparable positions as reflected in the applicable peer company and general industry compensation survey data provided by FW Cook.

Fiscal year 2008 base salary increases for our named executive officers are as follows:

Name	2007 Base Salary	2008 Increase Percent and Amount	2008 Base Salary Effective April 1, 2008
Mr. Clark	$567,000	5.8% $33,000	$600,000
Mr. Hajducky	$362,000	0% $ 0	$362,000
Mr. D’Arcy	$340,000	7.4% $25,000	$365,000
Mr. King	$347,000	2.0% $ 7,000	$354,000
Mr. Hepsworth	$325,000	7.7% $25,000	$350,000

2008 Executive Bonus Program

The 2008 Executive Bonus Plan provides for the payment of cash bonuses to certain of our executive officers, including all of our named executive officers, calculated as a percentage of their 2008 base salary and based on the level of attainment of certain predetermined performance measures determined in the manner set forth in our annual budget. For all of our named executive officers, except Mr. Clark, the performance measures are weighted as follows:

Performance Measure	Percent of Total Company Performance Bonus:
Adjusted Revenue	25%
Adjusted EBITA	40%
Free Cash Flow	15%
Threshold Attainment	20%

For Mr. Clark, the performance measures are weighted as follows:

Performance Measure	Percent of Total Company Performance Bonus:
Adjusted Revenue	21.875%
Adjusted EBITA	35%
Free Cash Flow	13.125%
Threshold Attainment	30%

We elected to use these standard accounting measures for purposes of the 2008 Executive Bonus Plan to provide all interested parties (including our investors and our employees) with a clearer understanding of how each measure is calculated, thereby improving transparency. These performance measures were also selected because, in the aggregate, they help drive our overall success and support our key strategies which include increasing revenue through organic growth and targeted acquisitions, attaining profit goals and focusing on the amount of our profits that are converted to free cash flow.

In adopting the 2008 Executive Bonus Plan, the subcommittee replaced the “cash conversion measure” utilized in 2007 with a “free cash flow measure”, which is defined as net cash provided by operations minus capital expenditures. The subcommittee selected free cash flow because it is a financial measure that our investors are particularly concerned with, it is a more understandable target for our employees and it maintains our focus on cash performance. The subcommittee also added a fourth performance measure, “threshold attainment”, which is the attainment of the threshold level of performance for any one of adjusted revenue, adjusted EBITA or free cash flow. The portion of the bonus opportunity attributable to the “threshold attainment” will only be earned if the threshold performance level of at least one of the other performance measures (adjusted revenue, adjusted EBITA or free cash flow) is attained. This portion may then be adjusted by the subcommittee in its sole discretion based on the level of attainment of individual performance goals set by the subcommittee at the beginning of the year. Due to tax law requirements, the percentage of the bonus attributable to threshold attainment is not permitted to be increased.

In addition to the target and maximum bonus potentials utilized in prior years, for fiscal year 2008, the subcommittee approved a “stretch” bonus potential that will be earned if 2008 performance exceeds the maximum targets set by the subcommittee. The stretch performance target is intended to incent our executives to attain extraordinary performance. The targets for the 2008 performance measures will be calculated using pre-determined, constant foreign exchange rates in order to remove the effects of normal market fluctuations of foreign exchange rates.

The total bonus potential under the 2008 Executive Bonus Plan for each of our named executive officers is set forth below:

	2008 Executive Bonus Potential for 2008 (as a % of base salary on December 31, 2008)
Name	Threshold (Company Performance Measures are below Target)	On Target (Company Performance Measures are at Target)	Maximum (Company Performance Measures are at Maximum)	Stretch (Company Performance Measures exceed Maximum)
Mr. Clark	0%	90%	150%	180%
Mr. Hajducky	0%	66 2/3%	100%	140%
Mr. D’Arcy	0%	66 2/3%	100%	140%
Mr. King	0%	66 2/3%	100%	140%
Mr. Hepsworth	0%	66 2/3%	100%	140%

Compensation Committee Report on Executive Compensation

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, for the year ended December 31, 2007 with management. Based on the review and discussion, the compensation committee recommended to the board of directors that the CD&A be included in this proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Philip J. Hoffman, Chairman

Donald P. Greenberg

Myra R. Drucker

SUMMARY COMPENSATION TABLE (1)

The following table sets forth the compensation during the fiscal years ended December 31, 2007 and 2006 to our CEO, CFO, and our three other most highly compensated executive officers. All of these individuals are collectively referred to as the named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(3)(4)	Option Awards ($)(5)(6)	Non-Equity Incentive Plan Compensation ($)(7)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)		All Other Compensation ($)(12)(13)	Total ($)
Stuart J. Clark	2007	$561,500	$627,118	$470,114	$725,250	$428,366	(10)	$59,336	$2,871,684
Chief Executive Officer and President	2006	$540,000	$552,655	$563,214	$476,385	$108,737	(11)	$124,090	$2,365,081

Andrew J. Hajducky III(2)	2007	$359,000	$100,172	$177,642	$281,383	—		$32,447	$950,644
Chief Financial Officer, Executive Vice President and Treasurer	2006	$184,423	$34,844	$84,405	$189,315	—		$14,442	$507,429

Raymond L. D’Arcy	2007	$335,500	$213,306	$188,507	$298,282	$3,807		$46,760	$1,086,162
President, Sales and Marketing	2006	$319,000	$195,495	$248,392	$238,634	$2,825		$77,298	$1,081,644

John L. King	2007	$344,500	$209,489	$171,505	$269,723	$4,773		$45,499	$1,045,489
Chief Operating Officer	2006	$334,000	$202,627	$224,844	$232,901	$3,718		$69,987	$1,068,077

Mark Hepsworth	2007	$321,250	$198,414	$218,365	$228,085	$66,056	(10)	$260,049	$1,292,219
President, Institutional Business

(1)	All annual cash bonuses paid to our named executive officers are reflected in the non-equity incentive plan compensation column of this table.
(2)	Mr. Hajducky’s employment commenced on June 15, 2006.
(3)	The following table shows the components of this column for 2007, which include the dollar amount recognized for financial statement reporting purposes during the 2007 fiscal year in accordance with SFAS 123(R) for stock awards, with 2007 dividend equivalents (March 30, June 27, September 26, and December 20) specifically excluded as such amounts were factored into the grant date fair value of the underlying RSU and DSU awards. The table also includes the dollar amount which would have been recognized by Pearson for financial statement reporting purposes during the 2007 fiscal year in accordance with SFAS 123(R) with respect to stock awards granted by Pearson. Pearson adopted FAS 123(R) as of January 1, 2006 using the modified prospective application method (MPA). We do not reimburse Pearson for any costs relating to the stock awards it has granted to our named executive officers. The amounts included in the table below do not correspond to the value that will actually be recognized by the named executive officers.

Name	Expense Related to Interactive Data Stock Awards(a)	Expense Related to Pearson Stock Awards(b)	Total
Stuart J. Clark	$601,996	$25,122	$627,118
Andrew J. Hajducky III	$100,172	—	$100,172
Raymond L. D’Arcy	$204,487	$8,819	$213,306
John L. King	$204,487	$5,002	$209,489
Mark Hepsworth	$198,414	—	$198,414

(a)	Note 7, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 sets forth the relevant assumptions we used to determine the valuation of our stock awards.
(b)

The expenses related to the Pearson stock awards, other than the expenses related to the grants of 990 and 228 Pearson ordinary shares to Mr. Clark and Mr. D’Arcy, respectively, were originally calculated in pounds sterling and were converted into US dollars based on the average exchange rate of £1 = $2.00171, the average exchange rate for the year ending December 31, 2007. The $17,291 expense related to the grant of 990 Pearson ordinary shares to Mr. Clark was originally calculated in pounds sterling and was converted into US dollars based on the exchange rate of £1 = $1.97238, the exchange rate on April 3, 2007, the date of grant. The $3,925 expense related to the grant of 228 Pearson ordinary shares to Mr. D’Arcy was originally calculated in pounds sterling and was converted into US dollars based on the exchange rate of £1 = $1.99841, the exchange rate on April 27, 2007, the date of grant. The relevant assumptions used to determine the valuation of the Pearson stock awards (other than the April 2007 grants to Mr. Clark and Mr. D’Arcy) are as follows:

Plan Name/Grant Date	Stock Price/ Fair Value for	Exercise Price	Expected Option Life	Volatility	Dividend Yield	Risk- Free Rate	Vesting Period	Fair Value of One Option	Total recognized in year 2007
Pearson Long Term Incentive Plan / May 17, 2005 Grants	£6.50	£0.00	2.00	33.61%	2.42%	4.23%	2.00	£6.04	£8,856.00

The expenses related to Mr. Clark’s and Mr. D’Arcy’s April 2007 grants are based on the closing price of a Pearson ordinary share on the date of grant.

(4)	The following table shows the components of this column for 2006, which include the dollar amount recognized for financial statement reporting purposes during the 2006 fiscal year in accordance with SFAS 123(R) broken out separately between stock awards and the December 5, 2006 dividend equivalent, which is included because it was not factored into the grant date fair value of the underlying RSU and DSU awards. The table also includes the dollar amount which would have been recognized by Pearson for financial statement reporting purposes during the 2006 fiscal year in accordance with SFAS 123(R) with respect to stock awards granted by Pearson. Pearson adopted FAS 123(R) as of January 1, 2006 using the modified prospective application method (MPA). We do not reimburse Pearson for any costs relating to the stock awards it has granted to our named executive officers. The amounts included in the table below do not correspond to the actual value that will be recognized by the named executive officers.

Name	Expense Related to Interactive Data Stock Awards (excluding the dividend equivalent awards)(a)	Expense Related to Dividend Equivalent Awards Granted on 12/5/06(a)(b)	Expense Related to Pearson Stock Awards(c)	Total
Stuart J. Clark	$521,522	$4,790	$26,343	$552,655
Andrew J. Hajducky III	$34,595	$249	—	$34,844
Raymond L. D’Arcy	$172,794	$8,497	$14,204	$195,495
John L. King	$172,794	$1,586	$28,247	$202,627

(a)	Note 7, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 sets forth the relevant assumptions we used to determine the valuation of our stock awards.
(b)	With respect to the RSUs and DSUs granted as dividend equivalents on outstanding RSU and DSU awards on December 5, 2006, the fair value of each dividend equivalent is also included in the “All Other Compensation” column of the “Summary Compensation Table” because such amounts were not factored into the grant date fair value of the underlying DSU and RSU awards.
(c)	The expenses related to the Pearson stock awards, other than the expense related to the grant of 792 Pearson ordinary shares to Mr. King, were originally calculated in pounds sterling and were converted into US dollars based on the average exchange rate of £1 = $1.843, the average exchange rate for the year ending December 31, 2006. The $10,922 expense related to the 792 Pearson ordinary shares granted to Mr. King was originally calculated in pounds sterling and was converted into US dollars based on the exchange rate of £1 = $1.8813, the exchange rate on August 2, 2006, the date of grant. The relevant assumptions used to determine the valuation of the Pearson stock awards (other than the August 2, 2006 grant to Mr. King and the awards under the Pearson Annual Bonus Share Matching Plan or ABSM) are as follows:

Plan Name/Grant Date	Stock Price/ Fair Value for	Exercise Price	Expected Option Life	Volatility	Dividend Yield	Risk- Free Rate	Vesting Period	Fair Value of One Option	Total recognized in year 2006
Pearson Long Term Incentive Plan / July 27, 2004 Grants	£6.16	0.00	1.75	40.87%	3.98%	5.09%	1.75	£5.47	£17,197.95
Pearson Long Term Incentive Plan / May 17, 2005 Grants	£6.50	0.00	2.00	33.61%	2.42%	4.23%	2.00	£6.19	£57,540.96

The expense related to Mr. King’s August 2, 2006 grant is based on the closing price of a Pearson ordinary share on the date of grant.

Under applicable accounting rules, the fair market value of awards granted under the ABSM used to calculate the expense related to these awards must be remeasured at each year-end using the following formula:

(share price at year end) / (1+dividend yield)^5

For Pearson’s financial reporting purposes, Pearson ran its share-based payment model as at November 30, 2006 and then would have adjusted the compensation cost at the year end, if necessary. On December 31, 2006, Pearson determined that changes as of that date were not material and so the model was not rerun on December 31, 2006. With respect to the ABSM awards held by the named executive officers, the assumptions were: share price = £7.51; and dividend yield for 2006 = 3.66%. This resulted in a fair value of £6.27 per share.

(5)	Note 7, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 sets forth the relevant assumptions we used to determine the valuation of our option awards for the fiscal year ended December 31, 2007.
(6)	Note 7, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 sets forth the relevant assumptions we used to determine the valuation of our option awards for the fiscal year ended December 31, 2006.
(7)	All compensation earned in 2007 under our non-equity incentive plan was paid in March 2008.
(8)	All compensation earned in 2006 under our non-equity incentive plan was paid in March 2007.
(9)	All amounts reported in this column represent the aggregate change in the actuarial present value of the named executive officer’s benefits under the Pearson Group Pension Plan, the Pearson, Inc. Pension Plan and the Pearson, Inc. Supplemental Executive Retirement Plan, as applicable. No named executive officer received preferential or above-market earnings on deferred compensation during fiscal year 2006 or 2007.
(10)	The changes in pension value for Messrs. Clark and Hepsworth were originally calculated in pounds sterling and were converted into U.S. dollars based on an exchange rate of £1 = $2.00171, which was the average exchange rate for the year ending December 31, 2007.
(11)	The change in pension value for Mr. Clark was originally calculated in pounds sterling and was converted into U.S. dollars based on an exchange rate of £1 = $1.843, which was the average exchange rate for the year ending December 31, 2006.
(12)	The table below shows the components of this column for 2007, which include our contributions under the Pearson 401(k) Retirement Plan and Pearson 401(k) Excess Plan and perquisites. 2007 dividend equivalents are excluded from “All Other Compensation” as such amounts were factored into the grant date fair value of the underlying RSU and DSU awards.

Name	Pearson Retirement Plan Contribution	Pearson 401(k) Excess Plan Contribution	Perquisites		Total-All Other Compensation
Stuart J. Clark	$13,899	$30,188	$15,250	(a)	$59,336
Andrew J. Hajducky III	$12,381	$20,066	—		$32,447
Raymond L. D’Arcy	$16,088	$30,673	—		$46,760
John L. King	$14,747	$30,753	—		$45,499
Mark Hepsworth	—	—	$260,049	(b)	$260,049

(a)	Includes a $10,000 automobile allowance and a $5,250 payment made to KPMG to acquire an enhanced protection certificate for his Pearson Group Pension Plan.
(b)	Includes (i) $4,972 for tax services, (ii) a $7,200 automobile allowance, (iii) a $72,000 housing allowance, (iv) a $13,886 travel allowance, and (v) $54,000 in private school fees for Mr. Hepsworth’s children (which includes a $4,000 payment made in 2007 for a 2006 invoice). This amount also includes an additional $107,992 “gross-up payment” to cover the federal and state taxes due on these allowances and reimbursements.
(13)	The table below shows the components of this column for 2006, which include our contributions under the Pearson Retirement Plan and Pearson 401(k) Excess Plan, the grant date fair value of dividend equivalents paid on outstanding equity awards on December 5, 2006, to the extent dividends were not factored into the grant date fair value of the equity awards, and perquisites.

Name	Pearson Retirement Plan Contribution	Pearson 401(k) Excess Plan Contribution	RSUs and DSUs granted as Dividend Equivalents granted on 12/5/06(a)	Perquisites		Total-All Other Compensation
Stuart J. Clark	$15,432	$31,275	$64,743	$12,640	(b)(c)	$124,090
Andrew J. Hajducky III	$5,806	$656	$7,980	—		$14,442
Raymond L. D’Arcy	$14,175	$32,292	$28,191	$2,640	(c)	$77,298
John L. King	$14,926	$33,781	$21,280	—		$69,987

(a)	The grant date fair value of the RSUs and DSUs is calculated as the closing price of our common stock on the date of grant.
(b)	Includes a $10,000 automobile allowance.
(c)	Includes the incremental value of the attendance of Mr. Clark’s and Mr. D’Arcy’s spouses, as applicable, on a sales incentive trip at a value of $2,640. This amount includes an additional “gross up payment” to cover the federal and state taxes due with respect to this reimbursement.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth a summary of all grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2007.

Name	Grant Date	Date on which Board Took Action(2)	Estimated Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		All Other Option Awards: Number of Securities Underlying Options(#)(1)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)
Stuart J. Clark	— 3/30/07 4/3/07 6/27/07 7/16/07 7/16/07 9/26/07 12/20/07	— 2/15/07 — 5/23/07 — — 8/30/07 11/21/07	$0.00	$510,300	$850,500	— 421 990 388 24,000 — 356 308	(4)	— — — — — 85,000 — —	$	— — — — — 27.17 — —	$ $ $ $ $ $ $	— 10,420 17,291 10,492 652,080 562,130 10,164 10,179

Andrew J. Hajducky III	— 3/30/07 6/27/07 7/16/07 7/16/07 9/26/07 12/20/07	— 2/15/07 5/23/07 — — 8/30/07 11/21/07	$0.00	$241,309	$362,000	— 52 48 8,000 — 80 69		— — — — 30,000 — —	$	— — — — 27.17 — —	$ $ $ $ $ $	— 1,287 1,298 217,360 198,399 2,284 2,280

Raymond L. D’Arcy	— 3/30/07 4/3/07 6/27/07 7/16/07 7/16/07 9/26/07 12/20/07	— 2/15/07 — 5/23/07 — — 8/30/07 11/21/07	$0.00	$226,644	$340,000	— 183 228 127 9,500 — 161 140	(4)	— — — — — 33,000 — —	$	— — — — — 27.17 — —	$ $ $ $ $ $ $	— 4,529 3,925 3,434 258,115 218,239 4,597 4,627

John L. King	— 3/30/07 6/27/07 7/16/07 7/16/07 9/26/07 12/20/07	— 2/15/07 5/23/07 — — 8/30/07 11/21/07	$0.00	$231,310	$347,000	— 138 127 9,500 — 122 106		— — — — 33,000 — —	$	— — — — 27.17 — —	$ $ $ $ $ $	— 3,416 3,434 258,115 218,239 3,483 3,503

Mark Hepsworth	— 3/30/07 6/27/07 7/16/07 7/16/07 9/26/07 12/20/07	— 2/15/07 5/23/07 — — 8/30/07 11/21/07	$0.00	$173,323	$260,000	— 125 115 9,500 — 127 110		— — — — 33,000 — —	$	— — — — 27.17 — —	$ $ $ $ $ $	— 3,094 3,110 258,115 218,239 3,626 3,636

(1)	All stock and option awards (other than the April 2007 grants to Mr. Clark and Mr. D’Arcy) were granted under our 2000 Long-Term Incentive Plan and relate to our common stock. The stock awards were granted in the form of RSUs. The terms of the options and RSUs are described in a narrative immediately following this table.
(2)	On each of February 15, 2007, May 23, 2007, August 30, 2007 and November 21, 2007, our board of directors declared a dividend of $0.125 per share of common stock, payable to stockholders of record as of March 1, 2007, June 7, 2007, September 6, 2007 and December 6, 2007, respectively. These dividends were paid on March 30, 2007, June 27, 2007, September 26, 2007 and December 20, 2007, respectively. The RSUs and DSUs granted to the named executive officers were awarded as a dividend equivalent with respect to all outstanding RSUs and DSUs (whether or not vested) in connection with the dividend payment. The new RSUs and DSUs are subject to the same terms and conditions as the underlying awards issued to the named executive officers.
(3)	The amounts shown represent the range of annual cash incentive opportunities for each named executive officer under our 2007 Executive Bonus Plan. The plan is described in detail in the “Compensation Discussion and Analysis” above. The measures are weighted as follows: Adjusted Revenue (25%); Adjusted EBITA (40%); Cash Conversion (15%); and individual performance measures (20%). Payment of bonuses under the 2007 Executive Bonus Plan was made in March 2008, and actual payments are reflected in the “Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”
(4)	This represents grants of 990 and 228 Pearson ordinary shares to Mr. Clark and Mr. D’Arcy, respectively, in April 2007. The shares were granted as an adjustment to option grants received in 1996 and were not granted under any particular Pearson equity plan. The terms of these grants are set forth in the narrative below. The grant date fair value of these awards was originally calculated in pounds sterling and was £8.855 for Mr. Clark and £8.615 for Mr. D’Arcy. Such amount was converted into US dollars based on the rate of £1 = US $1.97238 for Mr. Clark and £1 = US $1.99841 for Mr. D’Arcy, the exchange rate on the date of grant (April 3, 2007 for Mr. Clark and April 27, 2007 for Mr. D’Arcy).

Employment Agreements

Hajducky Employment Arrangement

Mr. Hajducky joined our company as Executive Vice President, Chief Financial Officer and Treasurer on June 15, 2006. At that time, we entered into an agreement regarding certain terms of his employment. Under the agreement, Mr. Hajducky is entitled to a base salary of $350,000 (which was increased to $362,000 effective April 1, 2007) and target and maximum bonus opportunities of 66 2/3% and 100% of his base salary, respectively.

Upon commencement of his employment, Mr. Hajducky received a grant of 10,000 RSUs and 100,000 stock options with an exercise price of $19.16, which was the closing price of our stock on the date of grant. The RSUs and options are subject to the standard terms applicable to our 2005 equity award grants.

Under the terms of his agreement, Mr. Hajducky is eligible to participate in our executive severance plan; however, notwithstanding the terms of the plan, he will receive a minimum of 52 weeks of base salary as severance in the event of an involuntary termination without cause, payable in a lump sum within 30 days of termination. We believe that Mr. Hajducky’s overall compensation arrangement is appropriate based on the strong demand in the market for experienced and well-qualified public company CFOs.

Hepsworth Employment Arrangement

Mr. Hepsworth currently serves as our President, Institutional Business. Mr. Hepsworth is currently employed by our subsidiary Interactive Data (Europe) Limited under an agreement with the subsidiary, but he has been seconded to us as a US expatriate under an agreement between us and Mr. Hepsworth extended effective as of October 1, 2007. The secondment lasts two years unless his employment with Interactive Data (Europe) Limited is terminated or we otherwise terminate the contract on three months’ notice.

Under his arrangements with us, Mr. Hepsworth is entitled to a base salary of $325,000 (which was increased to $350,000 effective April 1, 2008) and target and maximum bonus opportunities of 53.3% and 80% (which was increased to 66 2/3% and 100% for 2008) of his base salary, respectively.

Mr. Hepsworth is also entitled to receive the following secondment allowances:

•	a housing allowance of $6,000 per month (grossed up for US federal and state taxes),

•	up to $15,500 in costs of transporting his personal effects back to the United Kingdom, his home country, upon repatriation,

•	costs of airfare for Mr. Hepsworth and his immediate family members upon repatriation,

•	temporary housing reimbursements of up to $1,500 (grossed up for US federal and state taxes) for housing in the United States and £800 (grossed up for UK taxes) for housing in the United Kingdom,

•	costs of airfare for two home visits to the United Kingdom each year for him and his immediate family members (grossed up for US federal and state taxes),

•	costs of airfare to the United Kingdom for him and his immediate family members in the event of a family emergency (grossed up for US federal and state taxes),

•	a car allowance of $7,200 per year (grossed up for US federal and state taxes),

•	up to $25,000 per year per child for private school fees (grossed up for US federal and state taxes), and

•	tax planning and preparation assistance for the tax years covered by the extension contract (grossed up for US federal and state taxes).

Mr. Hepsworth is also permitted to remain a member of the Pearson Group Pension Plan so long as Interactive Data (Europe) Limited permits its United Kingdom employees to participate in the plan, on terms consistent with those offered to other employees of Interactive Data (Europe) Limited in the United Kingdom. The terms of his pension arrangement are summarized below under the heading “Material Terms of the Pearson Group Pension Plan.”

Under the terms of his contract, Mr. Hepsworth will be offered the opportunity to return to a position with Interactive Data (Europe) Limited upon the completion of the contract. If a position comparable with his current position is not available and, as a result, his employment is terminated, Mr. Hepsworth will be entitled to severance in accordance with Interactive Data (Europe) Limited’s U.K. severance policy, with such payments payable in a lump sum no later than March 15th of the year following the year of termination. The U.K. severance policy provides for a severance payment of four weeks pay per year of service or three months basic pay, whichever is greater, capped at a maximum of £100,000.

If Mr. Hepsworth’s employment is terminated by Interactive Data (Europe) Limited during the term of the extension contract without cause, we will pay the repatriation costs summarized above. Mr. Hepsworth will not be entitled to the repatriation costs if he resigns to accept an offer of employment with another company.

Terms of 2007 Stock Option and RSU Awards Granted under our 2000 Long-Term Incentive Plan

All equity awards granted in 2007 (other than the April 2007 grants to Mr. Clark and Mr. D’Arcy) were granted pursuant to our 2000 Long-Term Incentive Plan and provide for the following terms, as appropriate.

Stock Options

Twenty-five percent of the stock options will vest on the first anniversary of the grant date and the remaining 75% will vest ratably in 3-month intervals over the next 3 years with 100% vesting occurring on the 4th anniversary of the grant date. Unvested stock options will automatically become 100% vested and exercisable under the following circumstances:

•	upon the executive’s death;

•	upon the executive’s job elimination;

•	upon termination of the executive’s employment by us or our successor within one year following a change in control (other than for cause); and

•

upon a voluntary resignation by the executive within one year following a change in control in the event the executive has had a material diminution in authority, duties or responsibilities, or a diminution in annual base salary of more than 10% and we do not cure the condition within thirty days of notice.

In addition, if a named executive officer is employed at the time of a change in control and our common stock will no longer be listed on a recognized national securities exchange and our stockholders will receive a cash payment for each share surrendered as a result of the change in control transaction, our compensation committee may elect to provide that all outstanding options (whether or not vested) will terminate immediately. In exchange, the executive will receive a cash payment equal to the difference between the transaction price per share and the exercise price of each option, multiplied by the number of shares of our common stock subject to the option.

Once vested, stock options remain exercisable until the earliest of (i) the 10th anniversary of the grant date; (ii) 90 days following the executive’s termination of employment for any reason other than death; and (iii) 1 year following death. If an executive’s employment is terminated for cause, all unexercised options (whether or not vested) will be immediately cancelled.

Restricted Stock Units

Each RSU granted in 2007 under our 2000 Long-Term Incentive Plan represents the right to receive one share of our common stock in the future subject to the terms and conditions of the plan and the applicable award agreement. The RSUs will generally become 100% vested on the third anniversary of the grant date. However, upon the occurrence of any of the following events, the RSUs will immediately vest in full:

•	the executive’s death;

•	the executive’s job elimination;

•	termination of the executive’s employment by us within one year following a change in control (other than for cause);

•

a voluntary resignation by the executive within one year following a change in control in the event the executive has had a material diminution in authority, duties or responsibilities, or a diminution in annual base salary of more than 10% and we do not cure the condition within thirty days of notice; and

•	immediately prior to a change in control if, in connection with the change in control, our stock will no longer be listed on a recognized national securities exchange.

If we terminate the executive’s employment for cause, any RSUs (both unvested and any vested RSUs that have not yet been settled) will be immediately cancelled.

In addition, if, prior to the settlement of any RSUs, dividends are declared with respect to our common stock, executives holding RSUs will be granted additional RSUs with a value equal to the dividends the executive would have received if the RSUs had been actual shares of our common stock, based on the fair market value of a share of common stock on the applicable dividend payment date. Any RSUs issued in this manner will have the same restrictions and conditions as the original RSUs with respect to which they relate. For example, on February 15, 2007, our board of directors declared a dividend of $0.125 per share of common stock, payable to stockholders of record as of March 1, 2007. This dividend was paid on March 30, 2007. This resulted in our named executive officers receiving a dividend-equivalent adjustment on March 30, 2007 with respect to all of their DSU or RSU awards, whether vested or unvested, that had not been settled as of March 1, 2007.

Pearson Executive Share Option Plans

Under the Pearson Share Option Plans, options were previously granted to Messrs. Clark, D’Arcy and King at an exercise price equal to the market price of an ordinary share of Pearson on the date of grant. As described above in the “Compensation Discussion and Analysis,” these awards were generally made prior to 2001 when Interactive Data Corporation (now known as Interactive Data Pricing and Reference Data) was a wholly owned subsidiary of Pearson. Options granted under these plans were subject to performance conditions such as growth in Pearson’s and its predecessors’ and consolidated subsidiaries’ adjusted earnings per share over a three year period prior to exercise. Options became exercisable on the third anniversary of the date of grant (when the performance conditions were met) and lapse on the tenth anniversary of the grant date. No additional awards will be made under these plans. As all performance conditions have been satisfied and all stock options have been exercisable since December 31, 2005, Pearson did not recognize any expense with respect to these option awards in 2007.

The 990 and 228 Pearson ordinary shares granted to Mr. Clark and Mr. D’Arcy, respectively, in 2007 were granted in connection with their exercise of certain Pearson incentive stock option awards granted under the Executive Share Option Plan. In September 2000, Pearson commenced a rights offering of its ordinary shares whereby it offered each of its stockholders the right to purchase additional ordinary shares resulting in the dilution of certain outstanding options, including those held by Mr. Clark and Mr. D’Arcy. As a result and in order for the incentive stock option awards to retain their “incentive stock option” status, Pearson agreed that upon the exercise of such incentive stock options, certain executives would be provided, as a gift, with a number of Pearson ordinary shares that such executives would have received had their exercise price and options been adjusted in connection with the rights offering. As a result, Mr. Clark received 990 ordinary shares and Mr. D’Arcy received 228 ordinary shares upon the exercise of their incentive stock options, which represents a gift of shares equal to 12% of the amount of options exercised. This grant was not made under any particular Pearson equity plan and the shares are not subject to forfeiture, vesting or other restrictions. Pearson recognized an expense with respect to this grant in 2007, which amount is included in the “Summary Compensation Table” with respect to Mr. Clark and Mr. D’Arcy.

Pearson Long-Term Incentive Plan

In 2007, Messrs. Clark, D’Arcy and King acquired ordinary shares of Pearson upon the vesting of restricted stock awards granted by Pearson on May 17, 2005 under its Long-Term Incentive Plan. The number of ordinary shares acquired and the value realized on vesting is reported in the “Option Exercises and Stock Vested Table.” Pearson recognized an expense with respect to these grants, which amount is included in the “Summary Compensation Table” and described in footnote (2) to such table.

Pearson Annual Bonus Share Matching Plan

The Pearson Annual Bonus Share Matching Plan, or ABSM, permitted Messrs. Clark, D’Arcy and King to invest up to 50% of any after tax annual bonus in Pearson ordinary shares. If these ordinary shares are held for three years and Pearson and its predecessors and consolidated subsidiaries meet specified earnings per share growth target, Pearson will match the executives’ investment on a gross basis of up to one share for every share held after three years and an additional share for every two shares held after five years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth a summary of all outstanding equity awards granted by us, and held by each of our named executive officers as of December 31, 2007.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(12)
Stuart J. Clark	500,000	(2)(3)	—			$8.80	6/15/2011	31,565	(2)(8)	$1,041,961
	150,000	(2)(4)	—			$16.15	6/11/2012	26,305	(2)(9)	$868,328
	75,000	(2)(5)	—			$16.97	6/16/2013	24,196	(2)(10)	$798,710
	81,250	(2)	18,750	(2)		$17.47	7/1/2014
	56,250	(2)	43,750	(2)		$21.39	7/19/2015
	28,125	(2)	61,875	(2)		$20.52	7/18/2016
	—		85,000	(2)		$27.17	7/16/2017

Andrew J. Hajducky III	37,500	(2)(7)	62,500	(2)(7)		$19.16	6/15/2016	10,520	(2)(11)	$347,265
	—		30,000	(2)		$27.17	7/16/2017	8,065	(2)(10)	$266,226

Raymond L. D’Arcy	130,000	(2)(3)	—			$8.80	6/15/2011	10,520	(2)(8)	$347,265
	25,000	(2)(5)	—			$16.97	6/16/2013	8,415	(2)(9)	$277,779
	40,625	(2)	9,375	(2)		$17.47	7/1/2014	9,577	(2)(10)	$316,137
	19,687	(2)	15,313	(2)		$21.39	7/19/2015
	9,375	(2)	20,625	(2)		$20.52	7/18/2016
	—		33,000	(2)		$27.17	7/16/2017

John L. King	200,000	(2)(3)	—			$8.80	6/15/2011	10,520	(2)(8)	$347,265
	50,000	(2)(4)	—			$16.15	6/11/2012	8,415	(2)(9)	$277,779
	25,000	(2)(5)	—			$16.97	6/16/2013	9,577	(2)(10)	$316,137
	40,625	(2)	9,375	(2)		$17.47	7/1/2014
	19,687	(2)	15,313	(2)		$21.39	7/19/2015
	9,375	(2)	20,625	(2)		$20.52	7/18/2016
	—		33,000	(2)		$27.17	7/16/2017

Mark Hepsworth	75,000	(2)(6)	—			$13.31	3/3/2013	9,468	(2)(8)	$312,539
	30,468	(2)	7,032	(2)		$17.47	7/1/2014	10,520	(2)(9)	$347,265
	16,875	(2)	13,125	(2)		$21.39	7/19/2015	9,577	(2)(10)	$316,137
	10,937	(2)	24,063	(2)		$20.52	7/18/2016
	—		33,000	(2)		$27.17	7/16/2017

(1)	With respect to option grants made under our 2000 Long-Term Incentive Plan, except as otherwise noted, 25% of an option vests on the first anniversary of the grant date and 6.25% of the option vests quarterly thereafter. The exercise price of each option is equal to the closing price of our common stock on the date of grant. Each option has a ten-year term. The grant date of each option is listed in the table below by reference to the expiration date set forth in the above table:

Expiration Date	Grant Date
6/15/2011	6/15/2001
6/11/2012	6/11/2002
3/3/2013	3/3/2003
6/16/2013	6/16/2003
7/1/2014	7/1/2004
7/19/2015	7/19/2005
6/15/2016	6/15/2006
7/18/2016	7/18/2006
7/16/2017	7/16/2007
(2)	Options, RSUs and DSUs, as applicable, were granted under our 2000 Long-Term Incentive Plan and relate to our common stock.
(3)	This option became fully vested on June 15, 2005.
(4)	This option became fully vested on June 11, 2006.
(5)	This option became fully vested on June 16, 2007.
(6)	This option became fully vested on March 3, 2007.
(7)	These options were issued to Mr. Hajducky upon his hiring on June 15, 2006.
(8)	These RSUs will vest in full on July 19, 2008.
(9)	These RSUs will vest in full on July 18, 2009.
(10)	These RSUs will vest in full on July 16, 2010.
(11)	These RSUs will vest in full on June 15, 2009.
(12)	For the purposes of this calculation we used a price of $33.01 per share, which was the closing price of our common stock as quoted on the New York Stock Exchange on December 31, 2007, the last trading date during fiscal year 2007.

The following table sets forth a summary of all outstanding equity awards granted by Pearson and held by each of our named executive officers as of December 31, 2007.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Stuart J. Clark	5,660	(1)			$18.28	(2)	9/14/2008
	9,116	(1)			$16.33	(3)	9/14/2008
	7,258	(1)			$22.03	(4)	6/8/2009
	7,258	(1)			$26.44	(5)	6/8/2009

Andrew J. Hajducky III

Raymond L. D’Arcy	5,660	(1)			$18.28	(2)	9/14/2008
	380	(1)			$16.33	(3)	9/14/2008
	5,070	(1)			$22.03	(4)	6/8/2009
	5,070	(1)			$26.44	(5)	6/8/2009

John L. King	12,320	(1)			$16.33	(3)	9/14/2008
	13,440	(1)			$17.34	(6)	6/8/2009

Mark Hepsworth

(1)	Options were granted under Pearson’s Executive Share Option Plan and relate to Pearson ordinary shares. The options were subject to performance conditions, all of which have been satisfied, and were fully vested as of December 31, 2005.
(2)	The actual exercise price with respect to this award is £10.90 which has been converted into US dollars based on the exchange rate of £1 = US $1.6775, which was the exchange rate on the date of grant.
(3)	The actual exercise price with respect to this award is £9.733 which has been converted into US dollars based on the exchange rate of £1 = US $1.6775, which was the exchange rate on the date of grant.
(4)	The actual exercise price with respect to this award is £13.724 which has been converted into US dollars based on the exchange rate of £1 = US $1.605, which was the exchange rate on the date of grant.
(5)	The actual exercise price with respect to this award is £16.475 which has been converted into US dollars based on the exchange rate of £1 = US $1.605, which was the exchange rate on the date of grant.
(6)	The actual exercise price with respect to this award is £10.805 which has been converted into US dollars based on the exchange rate of £1 = US $1.605, the exchange rate on the date of grant.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares of our common stock acquired and the value realized by the named executive officers upon the exercise of stock options, vesting of restricted stock and settlement of DSUs during the fiscal year ended December 31, 2007.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Stuart J. Clark	—		—		27,083	(1)(3)	$725,283	(8)

Andrew J. Hajducky III	—		—		—		—

Raymond L. D’Arcy	40,000	(1)	$535,750	(2)	45	(1)(4)	$1,114	(9)
					9,026	(5)	$241,716	(10)
					39	(5)	$1,113	(11)
					34	(5)	$1,124	(12)

John L. King	—		—		9,026	(1)(6)	$241,716	(8)

Mark Hepsworth	—		—		5,415	(1)(7)	$145,014	(8)

(1)	Represents the number of shares of our common stock acquired upon exercise of an option or upon the settlement of a DSU.
(2)	Represents the difference between the exercise price and the closing price of a share of our common stock on the date of exercise.
(3)	With respect to the 27,083 DSUs that vested, the net number of shares of our common stock that Mr. Clark received upon settlement was 17,668, as we withheld 9,415 shares to cover taxes payable by Mr. Clark with respect to such award.
(4)	These DSUs, which settled on June 16, 2007, were dividend equivalents issued on March 30, 2007 in connection with Mr. D’Arcy’s 2003 DSU award, which he deferred settlement on in 2006.
(5)	9,026 of these DSUs vested in full on July 1, 2007, 39 of these DSUs were dividend equivalents issued on September 26, 2007 and vested in full on that date, and 34 of these DSUs were dividend equivalents issued on December 20, 2007 and vested in full on that date. Mr. D’Arcy elected to defer settlement of these DSUs until July 1, 2008.
(6)	With respect to the 9,026 DSUs that vested, the net number of shares of our common stock that Mr. King received upon settlement was 6,161, as we withheld 2,865 shares to cover taxes payable by Mr. King with respect to such award.
(7)	With respect to the 5,415 DSUs that vested, the net number of shares of our common stock that Mr. Hepsworth received upon settlement was 3,095, as we withheld 2,320 shares to cover taxes payable by Mr. Hepsworth with respect to such award.
(8)	The amount realized is computed by multiplying the number of DSUs that vested and settled by the closing price of our common stock on the vesting date, July 1, 2007, which was $26.78.
(9)	The amount realized is computed by multiplying the number of DSUs that vested and settled by the closing price of our common stock on the vesting date, March 30, 2007, which was $24.75. The DSUs that settled were dividend equivalents issued in connection with Mr. D’Arcy’s 2003 DSU award, which he deferred settlement on in 2006.
(10)	The amount realized is computed by multiplying the number of DSUs that vested by the closing price of our common stock on the vesting date, July 1, 2007, which was $26.78. Mr. D’Arcy elected to defer settlement of this 2004 DSU award until July 1, 2008. Notwithstanding the foregoing, Mr. D’Arcy may change such deferral date one time and only to a later date if certain conditions are met. If Mr. D’Arcy’s employment is terminated for any reason other than cause or if our shares are no longer listed on a recognized national securities exchange, his 2004 DSU award will be settled on the termination date or the date immediately prior to the date our shares are no longer listed on a recognized national securities exchange, as appropriate. If Mr. D’Arcy is terminated for cause prior to July 1, 2008, his 2004 DSU award will be automatically and immediately forfeited.
(11)	The amount realized is computed by multiplying the number of DSUs that vested by the closing price of our common stock on the vesting date, September 26, 2007, which was $28.55. The DSUs that vested were dividend equivalents issued in connection with Mr. D’Arcy’s 2004 DSU award, which he deferred settlement on in 2007.
(12)	The amount realized is computed by multiplying the number of DSUs that vested by the closing price of our common stock on the vesting date, December 20, 2007, which was $33.05. The DSUs that vested were dividend equivalents issued in connection with Mr. D’Arcy’s 2004 DSU award, which he deferred settlement on in 2007.

The following table sets forth the number of Pearson ordinary shares acquired and the value realized by the named executive officers upon the exercise of stock options and vesting of restricted stock during the fiscal year ended December 31, 2007.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Stuart J. Clark	8,250	(1)	$21,561	(2)	1,309	(1)	$23,362	(5)

Andrew J. Hajducky III	—		—		—		—

Raymond L. D’Arcy	1,900	(1)	$4,006	(3)	818	(1)	$14,599	(5)

John L. King	16,911	(1)	$66,460	(4)	836	(1)	$14,920	(5)

Mark Hepsworth	—		—		—		—

(1)	Represents the number of Pearson ordinary shares acquired upon exercise of a Pearson stock option or upon the vesting of a Pearson restricted stock award, as appropriate.
(2)	Represents the difference between the exercise price and the closing price of a Pearson ordinary share on the date of exercise. The amount realized was calculated based on an exercise price of £7.575 per ordinary share and a closing price of £8.900 per ordinary share on the date of exercise. These figures were converted into US dollars based on the rate of £1 = US$1.97238, the exchange rate on the exercise date.
(3)	Represents the difference between the exercise price and the closing price of a Pearson ordinary share on the date of exercise. The amount realized was calculated based on an exercise price of £7.575 per ordinary share and a closing price of £8.630 per ordinary share on the date of exercise. These figures were converted into US dollars based on the rate of £1 = US$1.99841, the exchange rate on the exercise date.
(4)	Represents the difference between the exercise price and the closing price of a Pearson ordinary share on the date of exercise. The amount realized was calculated based on an exercise price of £6.764 per ordinary share and a closing price of £8.740 per ordinary share on the date of exercise. These figures were converted into US dollars based on the rate of £1 = US$1.98887, the exchange rate on the exercise date.
(5)	The amount realized is computed by multiplying the number of restricted stock awards that vested by the closing price of a Pearson ordinary share on May 21, 2007, which was £9.040. These amounts were converted into US dollars based on the rate of £1 = US$1.97422, the exchange rate on that date.

PENSION BENEFITS

The following table sets forth a summary of the defined benefit pension benefits for each named executive officer as of December 31, 2007.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Stuart J. Clark	Pearson Group Pension Plan	40	$7,008,903	(3)
Andrew J. Hajducky III	N/A
Raymond L. D’Arcy	Pearson, Inc. Pension Plan	6.33	$62,638
	Pearson, Inc. Supplemental Executive Retirement Plan	6.33	$41,953
John L. King	Pearson, Inc. Pension Plan	6.33	$66,631
	Pearson, Inc. Supplemental Executive Retirement Plan	6.33	$53,506
Mark Hepsworth	Pearson Group Pension Plan	4.67	$310,534	(3)

(1)	Except with respect to Mr. Clark’s and Mr. Hepsworth’s credited years of service, the credited years of service represents years of service beginning September 1, 1995, the date on which our US-based employees first became eligible to participate in the plans, through December 31, 2001 when the plans were frozen. With respect to Mr. Clark, credited years of service under the UK Pearson Group Pension Plan includes the years of service Mr. Clark accrued since his commencement of employment with Extel Financial Limited in 1968 which was acquired by Pearson’s Financial Times group in December 1993. With respect to Mr. Hepsworth, credited years of service under the UK Pearson Group Pension Plan includes the years of service Mr. Hepsworth accrued since May 1, 2003.
(2)	Note 11, “Retirement Plans”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 sets forth the relevant assumptions we used to determine the valuation of our pension plan benefits.
(3)	The “Present Value of Accumulated Benefit” was originally calculated in pounds sterling and was converted into US dollars based on the exchange rate of £1 = $1.9906, the exchange rate on December 31, 2007.

Material Terms of the Pearson, Inc. Pension Equity Plan, or PEP

The PEP is a defined benefit pension plan that provides a retirement benefit based on a formula that takes into account a participant’s age in each year that they work, years of service and final average compensation, including base pay, overtime, sales-related bonuses, commissions and a portion of non-sales-related bonuses. Accruals under the PEP were frozen as of December 31, 2001, although the accrued benefit under the PEP is credited with earnings annually. Messrs. D’Arcy and King participate in the PEP.

Calculation of the PEP Benefit

A participant received credit for benefit service for each full and partial year of service with us, Pearson and its subsidiaries between September 1, 1995 (the date we became a participating employer in the PEP) and December 31, 2001. For each year or partial year of benefit service prior to January 1, 2002, a participant earned credits equal to 3% to 8%, depending upon the participant’s age during his or her years of service with us. Such age-based credits were then multiplied by the number of years for which the participant served us to arrive at a total PEP percentage. The participant’s final average compensation is then multiplied by the total PEP percentage to obtain the participant’s PEP lump sum benefit. Final average compensation is equal to the participant’s average compensation during the five consecutive calendar years prior to January 1, 2002 in which he or she received the highest compensation. For periods on or after January 1, 1999, compensation included base pay, overtime, sales-related bonuses, commissions and non-sales-related bonuses (up to 50% of the base salary in effect as of the end of the prior calendar year). For periods prior to January 1, 1999, final compensation was calculated in substantially the same manner, however only 20% of base salary could be included for purposes of calculating the non-sales related bonus.

A participant’s benefit under the PEP vested upon the earlier of the date the participant attained age 65 or completed five years of service, calculated from the participant’s original date of hire. Prior to vesting, if a participant’s employment was terminated, the participant forfeited all rights to benefits under the PEP. All of our named executive officers who were participants in the PEP are vested in their PEP benefit.

PEP Payment Provisions

The benefits in the PEP are payable in a lump sum or a variety of single or joint survivor annuities, as selected by the participant. A participant whose employment with us ends prior to reaching age 55 may elect to receive his or her PEP benefit at any time during the six month period following the date his or her employment with us ends. If the participant does not elect an immediate payment within such six month period, he or she will not be eligible to receive any benefits until age 55. Following termination at or after age 55 and before age 65, a participant may elect to receive his or her benefit as of the first day of any month before turning age 65. A participant whose employment ends on or after age 65 will be required to begin benefit payments upon termination. If a participant under age 65 elects to defer payment, the lump sum benefit payable under the PEP will accrue interest, at a rate equal to the lesser of 5% per annum or the yield rate for 30-year U.S. government bonds, calculated from the participant’s employment termination date through the date he or she begins receiving benefits.

Material Terms of the Pearson, Inc. Supplemental Executive Retirement Plan, or SERP

The SERP is an unfunded, non-qualified defined benefit pension arrangement that provides an opportunity for our named executive officers whose base salary exceeded the statutory limits under the PEP to have his or her actual compensation taken into consideration when determining their pension benefit. The SERP is in compliance with Section 409A of the Internal Revenue Code. Further accruals under the SERP were frozen as of December 31, 2001, although the accrued benefit under the SERP is credited with earnings annually.

Benefits under the SERP are paid from our general assets. A participant’s right to receive the benefits under the SERP is contingent upon our continuing ability to pay such benefits. The PEP payment provisions described in the preceding paragraphs are generally applicable to the SERP, however, any benefits available to a participant under the SERP are subject to forfeiture upon termination of the participant’s employment for cause. A participant generally may elect to receive his or her SERP benefit in the same manner elected under the PEP, but, unlike the election with respect to the timing of payments under the PEP, a participant may elect to receive his or her payment as of the first day of any month after termination of employment with us, but no later than age 65, unless the participant remains employed with us after age 65.

The benefit under the SERP is equal to the difference between the benefit a participant would have received from the PEP if the Internal Revenue Code did not place any statutory limits on the amount of base salary that could be included when determining the benefit under the PEP and the actual benefit received from the PEP.

Material Terms of the Pearson Group Pension Plan

Both Mr. Clark and Mr. Hepsworth participate in the Pearson Group Pension Plan, although the terms under which each participates are different.

Since Mr. Clark participates in the Extel section of the Pearson Group Pension Plan, he is entitled to a pension payable at age 62 calculated as 1/60th of his base salary plus revalued fluctuating earnings at that date for each year of pensionable service. No further salary-based or service-benefit accruals were earned under this plan after January 1, 2002, with the exception of statutory increases as prescribed by UK pension regulations. Under this plan, normal retirement benefits are payable at age 62, but retirement is possible on or after age 50 with a reduced amount payable on retirement prior to age 62. On death, either before of after retirement, a spouse’s pension of 50% of Mr. Clark’s pension is payable. Children’s pensions and, in certain circumstances, lump sum death benefit payments may also be made.

Since Mr. Hepsworth participates in the final pay (executive) section of the Pearson Group Pension Plan, his accrued pension will be calculated as 1/45th of his final pensionable salary for each year of pensionable service, and is payable from the normal retirement age of 62. His pensionable salary is limited to the level of an earnings cap, which is currently £112,800 per annum and will increase each year in line with price inflation. After leaving the plan, Mr. Hepsworth will not earn further salary-based or service-benefit accruals with the exception of statutory increases as prescribed by UK pension regulations. Under this plan, normal retirement benefits are payable at age 62, but retirement is possible on or after age 50 with a reduced amount payable on retirement prior to age 62. On death, either before or after retirement, a spouse’s pension of 60% of Mr. Hepsworth’s pension is payable. Children’s pensions and, in certain circumstances, lump sum death benefit payments may also be made.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth a summary of the non-qualified deferred compensation benefits of each named executive officer as of December 31, 2007.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)(2)
Stuart J. Clark	$88,288	$30,188	$17,324	$906,946
Andrew J. Hajducky III(3)	$20,316	$20,066	$454	$39,502
Raymond L. D’Arcy	$87,284	$30,673	$61,538	$928,408
John L. King	$90,980	$30,753	$40,067	$890,942
Mark Hepsworth	N/A	N/A	N/A	N/A

(1)	All of the amounts reported in the “Registrant Contributions in Last FY” column are reported in the “All Other Compensation” column in the “Summary Compensation Table.”
(2)	All amounts deferred by a named executive officer in prior years have been reported in the Summary Compensation Table in this or our previously filed proxy statements in the year earned to the extent the individual was a named executive officer for purposes of the SEC’s executive compensation disclosure.
(3)	As of December 31, 2007, Mr. Hajducky is fully vested in his own contributions to the plan, but is only 33 1/3% vested in company contributions to the plan since he has been our employee for more than one year but less than two years. $28,734 of the $39,502 aggregate balance at December 31, 2007 is vested.

The table above shows information about the Pearson 401(k) Excess Plan. Each of our named executive officers except for Mr. Hepsworth participates in such plan. See below for a narrative description of the material factors necessary to gain an understanding of the Pearson 401(k) Retirement Plan and the Pearson 401(k) Excess Plan.

Pearson 401(k) Retirement Plan

The Pearson 401(k) Retirement Plan permits employees to defer their base salary and bonus up to certain statutory limitations. Employees may invest their contributions (as well as any contributions we provide) in a mix of investment funds. Under the plan, we provide the following contributions to employee accounts:

•	an employer match of up to 4.5% of the employee’s contributions if the employee contributes at least 6% of his or her eligible pay, subject to statutory limits;

•	a discretionary annual employer contribution of 1.25% of eligible compensation regardless of whether the employee contributes to the plan; and

•

individuals who were participants in the PEP defined benefit plan on December 31, 2001 and who met certain age and service levels as of such date are eligible to receive an additional contribution under the Pearson 401(k) Retirement Plan & Pearson Excess Plan based on their age and service at that time. Messrs. D’Arcy and King are the only named executive officers who were PEP participants that met the age and service qualifications for this benefit.

The discretionary 1.25% contribution was implemented in conjunction with freezing the PEP in 2001 to provide employees with an attractive, market-competitive retirement benefit. In addition, recognizing that employees who had been participating in the PEP may have made savings decisions under the Pearson 401(k) Retirement Plan based on the continuation of the PEP, we provide an additional annual contribution to certain employees who participated in the PEP as described in the third bullet point above.

With respect to contributions to the Pearson 401(k) Retirement Plan, employees are immediately vested in their own contributions but become vested in employer contributions on a graduated vesting schedule as follows:

Years of Vesting Service	Vested %
Less than 1 year	0%
1 year but less than 2 years	33 1/3%
2 years but less than 3 years	66 2/3%
3 years or more	100%

However, employees who leave our employ on or after age 65, or as a result of total and permanent disability, or who die while employed by us will become 100% vested in any of our contributions regardless of their years of service. Upon termination of employment with us prior to the Pearson 401(k) Retirement Plan’s normal retirement age of 70 1/2, distributions of vested account balances will be made as soon as administratively possible following such employee’s termination, provided, however, that an employee whose vested account balance exceeds $5,000 may elect to defer the distribution until his or her normal retirement date. Generally, employees whose employment is terminated on or after their normal retirement date must receive distributions or commence payments from his or her account no later than April 1 following the year in which his or her employment with us is terminated. Distributions are normally made in a single-sum cash payment.

Pearson 401(k) Excess Plan

Each of our named executive officers, aside from Mr. Hepsworth who is not eligible to participate because he is not a U.S. employee, participated in the Pearson 401(k) Excess Plan during 2007. This plan provides an opportunity for selected U.S.-based employees whose base salary exceeds the statutory limits under the Pearson 401(k) Retirement Plan to continue to defer income in excess of the statutory limits. This effectively enables the individual to set aside a portion of his or her full base salary and bonus toward retirement savings without regard to the statutory limits. We apply the same employer contribution formula and vesting schedule on the amounts deferred pursuant to the Pearson 401(k) Excess Plan as we do with respect to the amounts deferred under the Pearson 401(k) Retirement Plan. The amounts deferred pursuant to this plan may be invested in the same funds available under the Pearson 401(k) Retirement Plan. The payment terms of the Pearson 401(k) Excess Plan generally mirror those of the Pearson 401(k) Retirement Plan. However, upon termination of employment with us for any reason, the value of the vested portion of an employee’s account will be distributed in either a lump sum payment or in annual installments over a 3 or 5 year period, at the election of the employee. The excess plan is an unfunded, non-qualified deferred compensation arrangement and is in compliance with Section 409A of the Internal Revenue Code. This means that the contributions to the Pearson 401(k) Excess Plan are not secured through any segregated funding vehicle and an employee’s right to receive benefits under this plan is contingent upon our ability to pay such benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following provides certain aggregate information with respect to our equity compensation plans in effect as of December 31, 2007.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(3)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Securityholders (1)	10,314,399	$17.35	9,692,062	(2)
Equity Compensation Plans not Approved by Securityholders	0	N/A	0

Total	10,314,399	$17.35	9,692,062	(2)

(1)	Includes our 2000 Long-Term Incentive Plan, as amended, the Data Broadcasting Corporation Stock Option Plan, as amended, our 2001 Employee Stock Purchase Plan, as amended, and our UK Savings Related Share Option Plan.
(2)	Represents 1,137,769 shares of common stock reserved for issuance under our 2001 Employee Stock Purchase Plan and our UK Savings Related Share Option Plan as well as 8,554,293 shares available for future issuance under our 2000 Long-Term Incentive Plan. Under the terms of our 2000 Long-Term Incentive Plan, our compensation committee is able to grant stock-based awards representing up to 20% of the total number of shares of our common stock outstanding at the date of grant. Accordingly, the number of shares of common stock available for stock-based awards under our 2000 Long-Term Incentive Plan varies from time to time.
(3)	Includes the number of shares of common stock issuable upon the settlement of outstanding deferred and restricted stock units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Severance Benefits and Change in Control Arrangements

Our 2007 executive severance plan provided our named executive officers with salary continuation benefits if we terminated their employment without cause. The benefits included 2 weeks of salary per year of service with a minimum benefit of 26 weeks salary and a maximum benefit of 52 weeks salary (the minimum benefit for other employees was 4 weeks salary). In addition, the plan provided that, during the salary continuation period, our executives would be eligible to continue to participate in certain health and welfare benefit plans under the same terms as active employees during the period they would be receiving salary continuation benefits.

Effective January 1, 2008, we combined our executive severance plan with the severance plan for all of our employees. We constructed the plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended. The plan applies to all employees generally, and provides employees with salary continuation benefits if we terminate their employment without cause. Benefits include 2 weeks of salary per year of service. Our senior management group will receive a minimum benefit of 26 weeks salary under the plan and the minimum benefit for other employees is 4 weeks salary. In addition, the plan provides that, during the salary continuation period, employees, including the senior management group, are eligible to continue to participate in our medical, dental and life insurance plans and to receive outplacement benefits during the period they are receiving salary continuation benefits.

Pursuant to the terms of his employment agreement, Mr. Hajducky is eligible to participate in our severance plan; however, notwithstanding the terms of the plan, he will receive a minimum of 52 weeks severance in the event of an involuntary termination without cause, payable in a lump sum within 30 days of his termination. The agreement with Mr. Hajducky is described above under the heading “Employment Agreements”.

Pursuant to the terms of his employment arrangement, Mr. Hepsworth will be offered the opportunity to return to a position with Interactive Data (Europe) Limited upon the completion of his secondment agreement with us. If a position comparable with his current position is not available and, as a result, his employment is terminated, Mr. Hepsworth will be entitled to severance in accordance with Interactive Data (Europe) Limited’s U.K. severance policy, with such payments payable in a lump sum no later than March 15th of the year following the year of termination. The U.K. severance policy provides for a severance payment of four weeks pay per year of service or three months basic pay, whichever is greater, capped at a maximum of £100,000. The arrangement with Mr. Hepsworth is described above under the heading “Employment Agreements”.

We are not party to any other employment, severance or change in control agreements with our named executive officers that provide for benefits upon, or in connection with, the termination of a named executive officer’s employment or a change in control. On a case by case basis, we may negotiate with terminated executives regarding payment of all or a portion of earned bonuses depending on the facts and circumstances of the termination, including timing and contributions to our company prior to termination. In addition, the vesting of certain options, RSUs and DSUs granted to our named executive officers under our 2000 Long-Term Incentive Plan will accelerate in full upon the occurrence of any of the following:

•	the executive’s involuntary termination (other than for cause) within one year following a change in control (applies to all awards);

•	the executive’s resignation for good reason within one year following a change in control (applicable to awards granted in 2004 and later);

•	the executive’s resignation after attaining age 55 with a combined age plus years of service equal to at least 75 years (applicable to awards granted in 2005 only);

•	the executive’s death (applicable to awards granted in 2005 and later); and

•	the executive’s job elimination (applicable to awards granted in 2005 and later).

All stock options, RSUs and DSUs held by our named executive officers that were granted in 2004 and later will accelerate in full immediately prior to any change in control that results in our common stock no longer being listed on a national security exchange.

Potential Payments

The table that follows summarizes the potential post-employment compensation that would have been payable to each of our named executive officers as a result of a termination of the named executive officer’s employment or a change in control. The table below assumes that the named executive officer’s employment terminated on December 31, 2007 and, if applicable, that the change in control occurred during 2007. In addition, for purposes of the calculations, we assume that the fair market value of our common stock is $33.01, which was the closing price of our common stock as quoted on the New York Stock Exchange on December 31, 2007, the last trading date during fiscal year 2007.

The table below does not include the value of any vested and non-forfeitable payments or other benefits that the named executive officers would have been entitled to receive on December 31, 2007, regardless of whether a termination event occurred on such date (e.g. benefits the executive would have received even if he or she voluntarily resigned on December 31, 2007), including the following:

•

Defined Benefit Plans. With the exception of Mr. Hajducky, who was hired after the defined benefit plans were frozen, and Mr. Hepsworth, who still actively participates in the Pearson Group Pension Plan, all of the named executive officers are fully vested in their benefits under PEP, SERP and the Pearson Group Pension Plan, as applicable, and none of the named executive officers will receive an enhanced or additional benefit under these plans as a result of a termination event. The value of each named executive officer’s accumulated benefits under the applicable plans are set forth in the “Pension Benefits Table” above.

•

Defined Contribution Plans. With the exception of Mr. Hajducky, all of the named executive officers’ account balances under the Pearson 401(k) Retirement Plan and the Pearson 401(k) Excess Plan, including any company contributions, were fully vested as of December 31, 2007. As of December 31, 2007, Mr. Hajducky is fully vested in his own contributions to the plans, but is only 33 1/3% vested in company contributions to the plans since he has been our employee for more than one year but less than two years. Mr. Hepsworth does not participate in the Pearson 401(k) Excess Plan or the Pearson 401(k) Retirement Plan because he is not a U.S. employee. The value of each named executive officer’s account balances under the 401(k) Excess Plan as of December 31, 2007 is set forth above in the “Nonqualified Deferred Compensation Table”. As of December 31, 2007, Messrs. Clark, D’Arcy, Hajducky, King and Hepsworth had the following account balances under the Pearson 401(k) Retirement Plan, respectively: $199,613, $836,819, $52,300 (of which $40,421 is vested), $869,851 and $0.

•

Vested Equity Awards. Once vested, options, DSUs and RSUs are not forfeitable unless the named executive officer is terminated for cause. The number and fair market value of all options, DSUs and RSUs that were vested as of December 31, 2007 are set forth in the “Outstanding Equity Awards at Fiscal Year End Table” above.

•

Life Insurance. Except for Mr. Hepsworth, a UK employee whose life insurance benefits are detailed below, each of the named executive officers is entitled to receive group term life insurance of two times his or her base salary up to a maximum of $1,000,000. This plan is applicable to all of our employees on a nondiscriminatory basis. As of December 31, 2007, Messrs. Clark, Hajducky, D’Arcy and King were eligible to receive the following life insurance benefits, respectively: $1,000,000, $724,000, $680,000, and $694,000. Mr. Hepsworth is eligible to receive four times his pensionable salary under the Pension Group Pension Plan, which amount is equal to £451,200.

The amounts shown in the table below represent summary estimates of the payments to be made upon each specified termination event and do not reflect any actual payments to be received by the named executive officers.

							Change in Control
				Involuntary Termination			Involuntary Termination within 12 months		Voluntary Resignation For Good Reason Within 12 Months(11)	The Common Stock is no Longer be Publicly Traded(8)(9)(10)
Name	Compensation Element	Voluntary Resignation	Death(5)	Without Cause	Job Elimination(6)	For Cause(7)	Without Cause(11)	For Cause(7)
Stuart J. Clark	Severance Pay (1)	0	0	567,000	567,000	0	567,000	0	0	0
	Accelerated Vesting of Stock Options, DSUs and RSUs (2)(3)	1,376,703	4,486,592	0	4,486,592	0	4,777,967	0	4,777,967	4,777,967
	Benefit Continuation (4)	0	0	12,404	12,404	0	12,404	0	0	0

	TOTAL	1,376,703	4,486,592	579,404	5,065,996	0	5,357,371	0	4,777,967	4,777,967

Andrew J. Hajducky	Severance Pay (1)	0	0	362,000	362,000	0	362,000	0	0	0
	Accelerated Vesting of Stock Options and RSUs (2)	0	1,654,316	0	1,654,316	0	1,654,316	0	1,654,316	1,654,316
	Benefit Continuation (4)	0	0	9,581	9,581	0	9,581	0	0	0

	TOTAL	0	1,654,316	371,581	2,025,897	0	2,025,897	0	1,654,316	1,654,316

Raymond L. D’Arcy	Severance Pay (1)	0	0	340,000	340,000	0	340,000	0	0	0
	Accelerated Vesting of Stock Options, DSUs and RSUs (2) (3)	455,716	1,560,532	0	1,560,532	0	1,706,219	0	1,706,219	1,706,219
	Benefit Continuation (4)	0	0	9,462	9,462	0	9,462	0	0	0

	TOTAL	455,716	1,560,532	349,462	1,909,994	0	2,055,681	0	1,706,219	1,706,219

John L. King	Severance Pay (1)	0	0	344,500	344,500	0	344,500	0	0	0
	Accelerated Vesting of Stock Options, DSUs and RSUs (2) (3)	455,716	1,560,532	0	1,560,532	0	1,706,219	0	1,706,219	1,706,219
	Benefit Continuation (4)	0	0	9,504	9,504	0	9,504	0	0	0

	TOTAL	455,716	1,560,532	354,004	1,914,536	0	2,060,223	0	1,706,219	1,706,219

Mark Hepsworth	Severance Pay(1)	0	0	199,060	199,060	0	199,060	0	0	0
	Accelerated Vesting of Stock Options, DSUs and RSUs (2)	0	1,612,807	0	1,612,807	0	1,722,085	0	1,722,085	1,722,085
	Benefit Continuation (4)	0	0	11,675	11,675	0	11,675	0	0	0

	TOTAL	0	1,612,807	210,735	1,823,542	0	1,932,820	0	1,722,085	1,722,085

(1)	Based on their service, Messrs. Clark, D’Arcy and King are eligible for the maximum of 52 weeks base salary, payable in semi-monthly installments. Mr. Hajducky is entitled to 52 weeks base salary payable in a lump sum within 30 days following his termination of employment. Mr. Hepsworth is entitled to severance equal to four weeks of pay per year of service or three months basic pay, whichever is greater, capped at £100,000. Mr. Hepsworth’s service qualifies him for the capped payment, which was originally calculated in pounds sterling and was converted into US dollars based on the exchange rate of £1 = $1.9906, the exchange rate on December 31, 2007.
(2)	The value attributable to the accelerated vesting of unvested options is equal to the option “spread” which is the difference between the closing price of our common stock on December 31, 2007 ($33.01), and the exercise price of each option. The number of outstanding options and the exercise price of each option are set forth in the “Outstanding Equity Awards at Fiscal Year End Table” above. The value attributable to the accelerated vesting of each unvested DSU and RSU is equal to the closing price of our common stock on December 31, 2007 ($33.01). The number of outstanding RSUs and DSUs is set forth in the “Outstanding Equity Awards at Fiscal Year End Table” above.

(3)	Messrs. Clark’s, D’Arcy’s and King’s unvested 2005 stock option and RSU awards automatically vest as a result of their having satisfied ‘retirement’ criteria (termination of employment after attaining age 55 with a combined age plus years of service equal to at least 75 years). The options will remain exercisable for 90 days and the RSUs will settle as soon as administratively practical after termination.
(4)	This amount represents our company’s share of the costs associated with the continuation of medical, dental and vision benefits based on the named executive officer’s coverage selections as of December 31, 2007 and the 2008 premium rates for continued coverage during the applicable period. Messrs. Clark, Hajducky, D’Arcy, King and Hepsworth are each eligible for 52 weeks of benefit continuation. Other than Mr. Hajducky whose employment agreement provides for continued benefits notwithstanding a lump sum payment of severance pay, should a named executive officer elect to receive a lump sum cash payment of their severance pay, they would give up the right to receive continued medical, dental and vision benefits and the amount included in this column would be forfeited.
(5)	All unvested 2005, 2006 and 2007 option and RSU awards automatically vest upon death. The options will remain exercisable for 90 days, 12 months and 12 months, respectively, and the RSUs will settle as soon as administratively practical after the executive’s death.
(6)	All unvested 2005, 2006 and 2007 options and RSU awards automatically vest upon an involuntary termination of employment as a result of a reduction in force, job elimination or redundancy. The options will remain exercisable for 90 days and the RSUs will settle as soon as administratively practical after the executive’s termination. There is no acceleration of vesting of options or RSU awards if an executive is otherwise terminated without cause.
(7)	All vested and unvested options, and unsettled vested and unvested DSUs and RSUs, are forfeited.
(8)	Assumes our stockholders received a cash payment for each share surrendered as a result of the change in control transaction on December 31, 2007 equal to the closing price of our common stock on December 31, 2007 of $33.01.
(9)	At the discretion of the compensation committee, all outstanding stock options (whether or not vested) may be terminated and exchanged for a cash payment equal to the difference between the December 31, 2007 closing price of $33.01 and the exercise price of each option. For the purposes of this table, it is assumed that the cash payment was made.
(10)	All unvested RSUs will automatically vest and be settled in shares.
(11)	All unvested options and RSU awards automatically vest upon an involuntary termination of employment without cause or resignation for good reason within 12 months following a change in control. The options will remain exercisable for 90 days and the RSUs will settle as soon as administratively practical after the executive’s termination.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to our directors during 2007.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
Myra R. Drucker(5)	$73,097	$31,001	$34,002	$138,100
Donald P. Greenberg(5)	$75,250	$51,227	$34,002	$160,479
Robert C. Lamb, Jr.(5)	$81,000	$28,872	$34,002	$143,874
Carl Spielvogel(5)	$67,500	$51,227	$34,002	$152,729

(1)	Messrs. Clark, Ethridge, Hobbs, Hoffman and Ms. Fairhead, and John Makinson and John Fallon, have been omitted from this table since they received no compensation for serving on our board. Mr. Fallon resigned as a director in February 2007. Mr. Makinson resigned as a director in September 2007.
(2)	Note 7, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 sets forth the relevant assumptions used to determine the valuation of our RSUs and options, as applicable.
(3)	The values in this column represent the dollar amount recognized for financial reporting purposes during the 2007 fiscal year in accordance with SFAS 123(R). In addition to the amounts reported in this table, the directors also received dividend equivalents in connection with the 2007 quarterly dividend payments. Amounts are not included in the Director Compensation Table as such amounts were factored into the grant date fair value of the underlying RSU and DSU awards. As of December 31, 2007, the dividend equivalents granted in 2007 have been reported in the consolidated balance sheet in retained earnings. The following table details the grant date fair value of the dividend equivalents granted in 2007 to each director:

Name	Grant Date	Stock Awards	Grant date fair value
Myra R. Drucker	3/30/07 6/27/07 9/26/07 12/20/07	20 18 18 16	$ $ $ $	495 487 514 529
Donald P. Greenberg	3/30/07 6/27/07 9/26/07 12/20/07	42 39 36 32	$ $ $ $	1,040 1,055 1,028 1,058
Robert C. Lamb, Jr.	3/30/07 6/27/07 9/26/07 12/20/07	20 19 18 16	$ $ $ $	495 514 514 529
Carl Spielvogel	3/30/07 6/27/07 9/26/07 12/20/07	42 29 27 24	$ $ $ $	1,040 784 771 793
As of December 31, 2007, each of our non-employee directors had the following number of outstanding RSUs and DSUs: Ms. Drucker: 4,272; Mr. Greenberg: 8,923; Mr. Lamb: 4,343; and Amb. Spielvogel: 6,633.
(4)	As of December 31, 2007, each of our non-employee directors had the following number of outstanding options: Ms. Drucker: 12,500; Mr. Greenberg: 60,000; Mr. Lamb: 12,500; and Amb. Spielvogel: 80,000.
(5)	The grant date fair value of the 2007 RSU award is $49,749. The grant date fair value of the 2007 option award is the same amount as reported in the table of $34,002.

Cash Compensation

We compensate members of our board of directors who are not our employees, employees of Pearson or any significant stockholder, who we refer to as non-employee directors, with a mixture of cash and equity-based compensation. Directors who are our employees or employees of Pearson or another significant stockholder do not receive any compensation for their service as a member of our board of directors or any committee. Each non-employee director receives an annual retainer of $30,000 for his or her service as a director and $2,000 for each board meeting attended in person and for all telephonic meetings attended in excess of 1 hour. In addition, the chair of our audit committee, should the chair be eligible, is entitled to an annual retainer of $20,000, each other non-employee member of the audit committee receives an annual retainer of $7,500 and, beginning with the sixth meeting of the audit committee, $1,500 for each committee meeting attended in person or telephonically. The chairman of our compensation committee, should the chair be eligible, is entitled to an annual retainer of $10,000, each other non-employee member of our compensation committee receives an annual retainer of $5,000 and, beginning with the sixth meeting of our compensation committee, $1,000 for each committee meeting attended in person or telephonically. The chairman of our compensation committee subcommittee, should the chair be eligible, is entitled to an annual retainer of $1,000, and each other non-employee member of the compensation committee subcommittee receives an annual retainer of $1,000. The chair of each of our nominating and corporate governance and independent committees, should the chair be eligible, is entitled to an annual retainer of $5,000 and each other non-employee member of each such committee receives an annual retainer of $3,000. Our policy also provides for reimbursement of normal travel expenses incurred by our directors to attend board and committee meetings.

Equity Compensation

For 2007, each non-employee director was granted stock options and RSUs pursuant to the terms of our 2000 Long-Term Incentive Plan on the date following the first regularly scheduled meeting of our board of directors. On February 16, 2007, each of Dr. Greenberg, Mr. Lamb, Ms. Drucker and Amb. Spielvogel was granted 2,100 RSUs and 6,250 options with an exercise price of $23.69 per share, the closing price of our common stock on the NYSE on the date of grant.

The options were fully vested on the grant date. A director’s ability to exercise his or her rights to purchase shares pursuant to these option awards generally terminates on the earliest of the tenth anniversary of the grant date and the first anniversary of the date the director ceases for any reason to be a director of our company.

Each RSU represents the right to receive one share of our common stock in the future without payment of an exercise or purchase price, subject to the terms and conditions set forth in the plan and the applicable award agreement. The RSUs generally vest on the third anniversary of the grant date. However, unvested RSUs awards will automatically become partially or fully vested upon the following circumstances: (1) upon the director’s death the awards will vest on a pro-rata basis based on the number of months of completed service as a director; (2) 100% of any unvested awards will vest upon any director’s separation from service from the company for any reason other than cause; or (3) 100% of any unvested awards will vest upon a change in control if, in connection with such change in control, our common stock is no longer listed on a recognized national securities exchange. In addition, if, prior to the settlement of any RSUs, dividends are declared with respect to our common stock, non-employee directors holding RSUs will be granted additional RSUs with a value equal to the dividends the director would have received if the RSUs had been actual shares of our common stock, based on the fair market value of a share of common stock on the applicable dividend payment date. Any RSUs issued in this manner will have the same restrictions and conditions as the original units with respect to which they were granted RSUs.

2008 Director Compensation Modifications

In 2007, the compensation committee engaged FW Cook to conduct a review of our director compensation practices. As a result of this review, on December 11, 2007 we amended the equity portion of our compensation plan for non-employee directors, effective as of January 1, 2008, as set forth below.

•	We eliminated the option component of the plan, so non-employee directors will no longer receive options as discussed above;

•	RSUs granted after December 11, 2007 will generally vest on the first anniversary of the grant date as opposed to the third anniversary;

•

Each grant of RSUs after December 11, 2007 will have a dollar value of $125,000 (as determined using the Black Scholes method of valuation) and will be granted on the date of the annual meeting of stockholders;

•	Upon the director’s death or resignation due to disability, RSUs will vest on a pro-rata basis based on the number of months of completed service as a director;

•	In the event a director is terminated for cause, any unvested RSUs will be forfeited; and

•

In the event the first anniversary of the grant date is a date after the annual meeting in that year and a director is not re-nominated so that the director’s term ends on the date of that annual meeting, the RSUs will vest in full on the date of that annual meeting.

Our annual cash retainers for directors, as well as committee retainers and meeting fees, remain unchanged.

Non-Employee Director Equity Ownership Policy

In December 2003, our compensation committee adopted an equity ownership policy applicable to non-employee directors to be administered by the board. The policy guidelines state that not later than December 31, 2007 (or five years after a future director becomes subject to the policy, as the case may be), each independent director must hold at least the number of shares of our common stock (including vested and unvested DSUs and RSUs, but excluding vested but unexercised options) specified pursuant to the policy. The number of shares of our common stock that an independent director must hold was determined by dividing the annual retainer as of the date the director became subject to the policy by the closing price of our common stock as of such date and multiplying the result by a factor of three. For Mr. Greenberg and Amb. Spielvogel the applicable annual retainer was $25,000 and the closing price was $16.58. Subsequently, the compensation committee made a determination to adjust the ownership amount to take into account a change in the share price and elected to adjust the required amount by reference to a deemed share price of $21.00 per common share. This resulted in an adjusted ownership requirement of 3,571 shares for each of Mr. Greenberg and Amb. Spielvogel. With respect to Mr. Lamb and Ms. Drucker, the requirement is 4,541 and 3,797 shares, respectively, based on a 2006 annual retainer of $30,000 and a per share price of $19.82 and $23.70, respectively (which was the closing price of our common stock on their respective start dates). The compensation committee believes that an equity ownership policy is important to encourage ownership of our common stock by independent directors in order to directly tie the interests of these board members to the interests of the stockholders and to minimize negative speculation in the marketplace that may result from the sale of our common stock by our independent directors. Ms. Drucker, Mr. Greenberg, and Amb. Spielvogel have satisfied their requirements under the equity ownership policy.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The audit committee has appointed Ernst & Young LLP as our independent auditors for 2008, subject to ratification by a majority of the shares represented at our 2008 annual meeting of stockholders. Ernst & Young LLP served as our independent auditors for 2007. The decision of the audit committee was based on a review of the qualifications, independence, past performance and quality controls of the independent auditors. The decision also took into account the proposed audit scope, staffing and approach, including coordination of the external auditor’s efforts with those of our internal auditors, as well as the estimated audit fees for the coming year. Ernst & Young LLP is considered by management to be well qualified.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

Change in Certifying Accountants

The audit committee conducted a selection process related to its external independent auditor. On March 9, 2007, the audit committee selected Ernst & Young LLP to serve as our independent registered public accounting firm beginning with fiscal year 2007 and dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm effective upon PricewaterhouseCoopers LLP’s completion of its audit of the company’s financial statements for the year ended December 31, 2006 and the filing of our 10-K for the year ended December 31, 2006. Ernst & Young LLP was selected from among a number of firms invited to submit proposals. The audit committee participated in and approved the decision to change its independent registered public accounting firm.

Regarding the Former Independent Auditors. The audit reports of PricewaterhouseCoopers LLP on our consolidated financial statements for the fiscal year ended December 31, 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2006 and through the effective date of PricewaterhouseCoopers LLP’s dismissal (the Relevant Period), there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between PricewaterhouseCoopers LLP and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on the financial statements for such years. Also during the Relevant Period, there were no reportable events (as defined in Item 304(a)(1)(v) of SEC Regulation S-K).

On March 9, 2007, we provided a copy of the foregoing disclosure to PricewaterhouseCoopers LLP and provided PricewaterhouseCoopers LLP with an opportunity to present its views in last year’s proxy statement and as an exhibit to a Form 8-K filed by us to the extent PricewaterhouseCoopers LLP believes any of the statements made by us are incorrect or incomplete. PricewaterhouseCoopers LLP advised us that it reviewed the foregoing disclosures and had no basis on which to include its views in such proxy statement.

Regarding the Current Independent Auditors. During the Relevant Period, we did not consult with Ernst & Young LLP regarding either (1) the application of accounting principles to any specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement or reportable event as defined in Items 304(a)(1)(iv) and (v) of SEC Regulation S-K.

On March 9, 2007, we provided a copy of the foregoing disclosure to Ernst & Young LLP and provided Ernst & Young LLP with an opportunity to present its views in last year’s proxy statement and as an exhibit to a Form 8-K filed by us to the extent Ernst & Young LLP believes any of the statements made by us are incorrect or incomplete. Ernst & Young LLP advised us that it reviewed the foregoing disclosures and had no basis on which to include its views in such proxy statement.

Principal Accountant Fees and Services

The aggregate fees billed for professional services by (i) Ernst & Young LLP with respect to services performed in 2007 and (ii) PricewaterhouseCoopers LLP with respect to services performed in 2006 were:

Type of Fees	2007	2006
Audit Fees	$1,939,600	$2,802,112
Audit-Related Fees	—	25,806
Tax Fees	126,000	127,329
All Other Fees	—	—

Total	$2,065,600	$2,955,247

In the above table:

•

“audit fees” are fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and reviews of financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements;

•

“audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under audit fees. These services relate primarily to mergers and acquisitions due diligence as well as advisory services as it pertains to the Sarbanes-Oxley Act and related rules and regulations;

•

“tax fees” are fees for tax compliance, tax advice, and tax planning services. Tax advice and tax planning services relate to certain international and domestic tax planning initiatives. In 2007, all of the tax fees related to research and development for a tax credit. Tax compliance services, which relate to the review of certain original and amended tax returns, accounted for all of the total tax fees billed in 2006; and

•	“all other fees” are fees for any services not included in the first three categories.

The fees for 2007 in the above table have not yet all been billed by Ernst & Young LLP and reflect Ernst & Young LLP’s estimate of fees for 2007.

The audit committee has reviewed the fees paid to Ernst & Young LLP as part of its review of Ernst & Young LLP’s independence.

Pre-Approval Policies

Our audit committee has established policies and procedures related to the pre-approval of all audit and non-audit services that are to be performed by our independent auditors. Under these policies, no audit or non-audit services may be undertaken by our independent auditors unless the engagement is specifically approved in advance by our audit committee or the services are included within a category of services which has been pre-approved by our audit committee. The maximum dollar amount for services is established by the audit committee on an annual or per project basis when the specific engagement or the category of services is approved or pre-approved. Fee amounts are updated to the extent necessary at each quarterly meeting of the audit committee. In certain circumstances, the chair of our audit committee may pre-approve the services, which pre-approval must be ratified by the full audit committee at its next regularly scheduled meeting.

Our audit committee will not approve engagements of our independent auditors to perform non-audit services for us if doing so will cause our independent auditors to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our audit committee considers, among other things, whether our independent auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers.

In 2007 and 2006, all services for which we engaged our auditors were pre-approved by our audit committee (or pre-approved by the chair of the audit committee and ratified by the audit committee as permitted under our pre-approval policies) and no fees were provided under the de minimis exception to the audit committee pre-approval requirements. Our audit committee approved the engagement of PricewaterhouseCoopers and Ernst & Young to provide these services because they determined that each of PricewaterhouseCoopers’ and Ernst & Young’s providing these services would not compromise its independence and that each of its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

The shares represented by returned proxy cards will be voted FOR ratification of the appointment of Ernst & Young LLP as our independent auditors unless an instruction to the contrary is indicated on the proxy card.

PROPOSAL 3: AMENDMENTS TO OUR 2000 LONG-TERM INCENTIVE PLAN

In 2000, the board adopted our 2000 Long-Term Incentive Plan, or the LTIP, and our stockholders approved the LTIP at the Annual Meeting of Stockholders held on February 23, 2000. The LTIP provides for the grant of options, stock appreciation rights, restricted stock and units, deferred stock and units, bonus stock, dividend equivalents and other stock-based awards to our directors and key employees. The LTIP’s purpose is to attract, retain, motivate and reward our key personnel. Directors, officers, employees and consultants are eligible to be granted awards under the LTIP.

Under the LTIP, the committee may grant performance-based equity awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The original performance measures under the LTIP were re-approved by stockholders at our Annual Meeting of Stockholders held on May 19, 2005 as required under Section 162(m). In order to provide greater flexibility in structuring performance-based equity awards under the LTIP in the future, in March 2008 the board approved a more comprehensive list of eligible performance measures under the LTIP. This modification aligns the eligible performance measures under the LTIP with those proposed under the EIP, as described below. In addition, the board has amended certain provisions regarding the approval and administration of awards granted under the LTIP that are intended to constitute “performance-based compensation” for purposes of Section 162(m).

Current List of Performance Measures. Currently the LTIP provides for the following performance measures to be used in awarding performance-based equity awards:

Annual return on capital; Annual earnings or earnings per share; Annual cash flow provided by operations; Increase in stock price; Changes in annual revenues; and/or Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

Modified List of Performance Measures. Pursuant to the amendment, adopted by the board, this list would be expanded to include the following performance measures:

net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total stockholder return; stock price; stock price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; and revenue before deferral, in each case as defined by the committee on the date the award is granted with the specificity required by Section 162(m).

The performance measures may be described in terms of objectives that are related to an individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

The committee may specify adjustments to be applied to the calculation of the performance targets with respect to the relevant performance period to take into account certain events, including any one or more of the following:

•	the impact of transactional foreign exchange gain or loss;

•	the impact of changes in GAAP and statutory tax rates that become effective after the commencement of the performance period;

•	the gain, loss, income and/or expense we report publicly with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence as defined by GAAP;

•	the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of investments or non-core assets;

•	the gain or loss or expenses from all or certain claims, litigation and/or regulatory proceedings or inquiries and all or certain insurance recoveries relating to claims or litigation;

•	the impact of impairment of long-term tangible or intangible assets;

•	the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that we report publicly; and

•	the impact of acquisitions or dispositions made during the year.

The applicable performance goals will be established by our committee at the time of grant in accordance with Section 162(m) and the applicable regulations. At the end of the applicable performance period, the committee will certify the attainment of the performance goals and may decrease, but not increase, the number of shares payable upon attainment of such goals. To the extent our compensation committee does not satisfy the requirements of Section 162(m), performance-based compensation may be granted and administered by a committee of directors that meets the requirements. Currently all determinations made with respect to awards intended to be “performance-based compensation” under Section 162(m) are made by the subcommittee.

Other amendments to the 2000 Long-Term Incentive Plan

Option Exercise Price. Currently, the LTIP permits the grant of stock options with an exercise price that is less than the fair market value of our common stock on the date of grant. As stated below, we have adopted a policy that prohibits the grant of “discounted” stock options. We have amended the plan to comply with this policy.

Clawback. In connection with the amendment described above that increases the availability of performance-based awards under the LTIP, we have added a provision pursuant to which the board reserves the right to cancel or adjust the amount of any award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct and the board decides that our financial statements as so restated would have resulted in a smaller or no award if the information had been known at the time the award had originally been calculated or determined. In the event of a restatement, we may require a participant to repay us the amount by which the award as originally calculated or determined exceeds the award as adjusted due to the restatement. Based on the advice of FW Cook, the board determined that adopting a clawback provision in connection with performance-based awards is both (i) in line with current market practices and (ii) in the best interests of our stockholders.

Material Features of the 2000 Long-Term Incentive Plan

Awards. Awards under the 2000 LTIP may include: (1) options to purchase shares of our common stock, including incentive stock options, or ISOs, non-qualified stock options or both; (2) stock appreciation rights, or SARs; (3) restricted stock; (4) deferred stock; (5) bonus stock and awards in lieu of cash compensation; (6) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments; or (7) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the common stock. The flexible terms of the LTIP are intended to, among other things, permit the committee to impose performance conditions with respect to any award, thereby requiring forfeiture of all or part of any award if performance objectives are not met, or linking the time of exercisability or settlement of an award to the achievement of performance conditions.

Eligibility. Awards under the LTIP may be granted to our directors, officers, employees and consultants or the directors, officers, employees or consultants of our parent or subsidiaries.

Administration. The committee will administer the LTIP and will have the authority to make all decisions and determinations under the LTIP including the authority to: (1) select the directors, officers and other employees and consultants entitled to receive awards under the LTIP; (2) determine the form of awards, or combinations of awards, and whether the awards are to operate on a tandem basis or in conjunction with other awards; (3) determine the number of shares of common stock or units or rights covered by an award; and (4) determine the terms and conditions of any awards granted under the LTIP, including any restrictions or limitations on transfer, any vesting schedules or the acceleration of vesting schedules and any forfeiture provision or waiver of same. The exercise price at which shares of common stock may be purchased pursuant to the grant of stock options under the LTIP is to be determined by the committee at the time of grant in its sole discretion, provided that in no event may the exercise price be less than the fair market value of the stock on the date the option is granted.

Number of Shares of Common Stock Subject to the LTIP. The number of shares of our common stock that may be subject to outstanding awards granted under the LTIP (determined immediately after the grant of any award), when added to the number of shares subject to options then outstanding under our existing LTIP, may not exceed 20% of the aggregate number of shares of our common stock then outstanding. On March 31, 2008, the closing market price of our common stock on the New York Stock Exchange was $28.47.

Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of common stock by reason of a stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects our common stock, the aggregate number of shares of common stock available under the LTIP or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the committee deems necessary or appropriate. In addition, the committee may adjust the terms and conditions of awards in recognition of unusual or nonrecurring events affecting us, our parent or subsidiaries or in response to changes in applicable laws, regulations or accounting principles.

Maximum Individual Annual Compensation. No individual participant may receive awards in any one calendar year relating to more than 1,000,000 shares of our common stock, subject to adjustment upon certain corporate events described in the LTIP (or the equivalent value in cash).

Transferability. Except as otherwise provided by the committee, awards granted under the LTIP are generally not assignable or transferable except by the laws of descent and distribution.

Amendment and Termination. The LTIP will terminate on the earlier to occur of (i) termination by our board of directors and (ii) February 22, 2010. The LTIP may be amended, altered, suspended, discontinued, or terminated by our board of directors without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which our common stock is then listed or quoted. Participant consent is required to amend the terms of an outstanding award that will materially impair the rights of such participant.

Federal Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to certain awards that may be granted under the LTIP based on the current tax laws. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the LTIP.

Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to us upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction, subject to any applicable limitations under Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares. Nonqualified options granted with an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant may qualify as “performance-based compensation.”

Incentive Stock Options. There typically will be no federal income tax consequences to a participant or to us upon the grant or exercise of an ISO. If the participant holds the option shares for the required holding period of at least two years after the date the ISO was granted or one year after exercise of the ISO, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or the sale price of the shares sold in the disqualifying disposition, if less) over the exercise price, and we will be allowed a federal income tax deduction equal to that amount, subject to any applicable limitations under Section 162(m). While the exercise of an ISO does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax. ISOs granted with an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant may qualify as “performance-based compensation.”

Stock Appreciation Rights. The participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the fair market value of any shares of common stock received will be taxable as ordinary income, and we will be allowed a federal income tax deduction equal to that amount, subject to any applicable limitations under Section 162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m). If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount the participant paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under

Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, he or she will not be able to recover the tax previously paid pursuant to his or her Section 83(b) election.

Performance Shares. A participant will not recognize income, and we will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives payment under the performance shares, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m).

LTIP Benefits. Because awards under the LTIP are determined by the committee in its sole discretion, we cannot determine the benefits or amounts that will be received or allocated in the future under the LTIP.

The LTIP, as amended and restated, is set forth as Appendix A to this Proxy Statement, and the description of the LTIP contained herein is qualified in its entirety by reference to Appendix A and should be read in conjunction with the full text of the amended and restated LTIP.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 2000 LONG-TERM INCENTIVE PLAN, INCLUDING THE LIST OF PERFORMANCE CRITERIA UNDER THE PLAN FOR PURPOSES OF GRANTING “PERFORMANCE-BASED COMPENSATION” AWARDS IN COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE.

The shares represented by returned proxy cards will be voted FOR approval of the amendments to the 2000 Long-Term Incentive Plan unless an instruction to the contrary is indicated on the proxy card.

PROPOSAL 4: APPROVAL OF OUR EXECUTIVE INCENTIVE PLAN

On February 25, 2008, our board adopted the Interactive Data Corporation Executive Incentive Plan, or EIP, which will be effective beginning in 2008, subject to stockholder approval. The EIP was established in order to enable us to attract, retain, motivate, and reward executive officers and other key employees by providing them with the opportunity to earn annual incentive compensation related to our performance.

The EIP is intended to provide for payments of executive compensation that qualify as performance-based compensation under Section 162(m). If the plan qualifies under Section 162(m), amounts paid to named executive officers would be deductible by us, even if those amounts exceed the $1 million limit imposed on deductible compensation under Section 162(m). To qualify under Section 162(m), the material terms of the plan and the performance formula must be disclosed to, and approved by, stockholders.

Administration. Unless otherwise determined by the board, the EIP will be administered by the compensation subcommittee. In accordance with Section 162(m), the subcommittee must consist of at least two members of the board, each of whom must be an “outside director” within the meaning of Section 162(m). The subcommittee will have full power and authority to construe and interpret the EIP, subject to its terms and conditions. Currently, the subcommittee consists of Ms. Drucker and Dr. Greenberg.

Eligible Executives. Each of our, and our subsidiaries’, executive officers and any other key employees designated from time to time by the subcommittee will be eligible to participate in the EIP. At the beginning of each fiscal year, the subcommittee will select the participants in the EIP for the year.

Maximum Award. The maximum aggregate incentive amount that may be earned under the EIP by a participant for all performance periods commencing in any fiscal year are:

•	for a period of twelve (12) months or less: $3,000,000; and

•	for a period of more than twelve (12) months: $5,000,000.

Determination of Performance Targets. No later than 90 days after the beginning of a performance period (or an earlier or later date as may be required or permitted by Section 162(m)), the subcommittee will

•	designate each selected participant for the performance period,

•	select the performance goal or goals applicable for awards granted to the selected participant during the performance period,

•	establish specific performance targets related to each performance goal and the incentive amounts which may be earned by the participant upon attainment of the target goals, and

•	specify the relationship between the performance target and the incentive amount to be earned by each selected participant during the performance period.

Performance Period. Unless otherwise determined by the subcommittee, the performance period for an award under the EIP will be one fiscal year.

Performance Measures. The subcommittee will consider the following performance measures when making awards under this plan:

net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total stockholder return; stock price; stock price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; and revenue before deferral.

In each case the performance measures will be defined by the subcommittee on the date the award is granted with the specificity required by Section 162(m).

The performance targets for each applicable measure may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of our performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Adjustments to Performance Targets. At the time the subcommittee determines the terms of the award, the subcommittee may specify adjustments to be applied to the calculation of the performance targets with respect to the relevant performance period to take into account certain events, including:

•	the impact of transactional foreign exchange gain or loss;

•	the impact of changes in GAAP and statutory tax rates that become effective after the commencement of the performance period;

•	the gain, loss, income and/or expense we report publicly with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence as defined by GAAP;

•	the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of investments or non-core assets;

•	the gain or loss or expenses from all or certain claims, litigation and/or regulatory proceedings or inquiries and all or certain insurance recoveries relating to claims or litigation;

•	the impact of impairment of long-term tangible or intangible assets;

•	the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that we report publicly; and

•	the impact of acquisitions or dispositions made during the year.

Determination of Awards. Following the completion of each performance period, the subcommittee will certify in writing whether the applicable performance targets have been achieved and the incentive amounts, if any, payable to the selected participants for that performance period. The subcommittee will then decide whether to use its discretion to reduce the incentive amount payable to take into account any additional factors that the subcommittee may deem relevant to the assessment of the selected participant.

Payment of Award. Awards will be paid no later than 2 1/2 months following the end of the applicable performance period. Awards may be granted subject to such vesting, forfeiture, transfer, or other restrictions (or any combination thereof) as the subcommittee will specify. The subcommittee may also require or permit deferral of all or any portion of an award.

Form of Payments. Awards granted under the EIP may be paid in cash, shares of our common stock, or other equity-based awards, including, without limitation, restricted stock, stock units, stock appreciation rights, and options. Any shares of our common stock paid or payable in settlement of awards will be granted pursuant to, and subject to, the share limits of a stockholder approved equity plan.

Termination of Employment. Unless otherwise determined by the subcommittee, to be eligible for payment of an award, a participant must remain continuously employed by Interactive Data Corporation through the date of the payment of the award. If a participant’s employment with us and our subsidiaries terminates prior to the payment date, participation in the EIP will cease. However, if a participant’s employment with us and our subsidiaries terminates prior to the payment of an award by reason of the participant’s death or disability the participant will remain eligible to receive a prorated award with respect to the year of his or her termination. In addition, if a participant’s employment agreement or a severance plan provides for different treatment upon termination of employment, whether as a result of death, disability or otherwise, the participant’s award will be paid to the extent provided by the employment agreement or severance plan.

Clawback. The board reserves the right to cancel or adjust the amount of any award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct and the board decides that our financial statements as so restated would have resulted in a smaller or no award if the information had been known at the time the award had originally been calculated or determined. In the event of a restatement, we may require a participant to repay us the amount by which the award as originally calculated or determined exceeds the award as adjusted due to the restatement.

Amendment and Termination. Subject to stockholder approval, the EIP will become effective with respect to fiscal years beginning on and after January 1, 2008. If the EIP is not approved by our stockholders, it will not have any effect.

Subject to any applicable laws, rules, and regulations, the board or the subcommittee may, at any time, amend, suspend, discontinue, or terminate the EIP. However, to the extent necessary to continue to qualify the amounts payable as performance-based compensation under Section 162(m), no such action will be effective without approval by our stockholders.

New Plan Benefits. On February 25, 2008, the subcommittee approved awards under the EIP for each of our named executive officers, subject to stockholder approval. The awards are disclosed above in our Compensation Discussion and Analysis under the heading “2008 Compensation Decisions”.

The text of the EIP appears at the end of this Proxy Statement as Appendix B, and the description of the EIP contained herein is qualified in its entirety by reference to Appendix B and should be read in conjunction with the full text of the EIP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE EXECUTIVE INCENTIVE PLAN.

The shares represented by returned proxy cards will be voted FOR approval of the Executive Incentive Plan unless an instruction to the contrary is indicated on the proxy card.

SELECTION OF CANDIDATES FOR DIRECTOR

Our board of directors has established corporate governance guidelines which, among other matters, set forth the qualifications for service on our board of directors. These guidelines may be modified from time to time by our board of directors at its discretion. Among the established criteria to be considered are the following: (1) a reputation for integrity, honesty and adherence to high ethical standards; (2) a demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and a willingness to contribute positively to our decision-making processes; (3) a commitment to understand our company, our business, and our industry, and to regularly attend and participate in meetings of our board of directors and its committees; and (4) the value of diversity on the board of directors. Our nominating and corporate governance committee is responsible for identifying individuals qualified to become independent directors and recommending nominations to the board of directors with respect to independent directors to be elected by stockholders. Our full board of directors is responsible for identifying director nominees other than independent director nominees. Our board feels that this is appropriate because we are a company controlled by Pearson. Our board of directors also appoints directors to fill board vacancies of directors that may occur from time to time. In the case of independent director vacancies, such appointments are made in accordance with recommendations made by the nominating and corporate governance committee.

In considering candidates to serve as independent directors, our nominating and corporate governance committee’s policy is to seek individuals who have qualities that the committee believes may be effective in serving our long-term best interests. We also have an equity ownership policy applicable to independent directors described under “Non-Employee Director Equity Ownership Policy” on page 56 of this proxy statement.

Stockholder recommendations for independent director nominations that meet the requirements set forth herein will be considered using the same criteria as other independent candidates considered by our nominating and corporate governance committee. A stockholder who wants to recommend a candidate to be a nominee should send such recommendation to our nominating and corporate governance committee using the procedures described above under “Board of Directors — Communications with Our Board of Directors.” Such recommendations must describe why such candidate is independent and meets the criteria described above, set forth the candidate’s and recommender’s names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated. The recommending stockholder must also include the proposed nominee’s written consent to serve as a nominee, if nominated, and as a director, if elected.

We did not receive any stockholder recommendations or nominations to our board of directors for the 2008 annual meeting. All nominations were made by our board of directors which includes members who represent Pearson, our majority stockholder.

STOCKHOLDER NOMINATION OF DIRECTORS

In addition to the ability to submit independent director recommendations to the nominating and corporate governance committee, stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board. Such nominations must be in writing and delivered to our corporate secretary at our principal executive offices at 32 Crosby Drive, Bedford, Massachusetts, 01730 no later than 10 days after the date on which notice of the annual meeting is first given to the stockholders, or 60 days prior to the annual meeting, whichever is later. Any nomination must include the information regarding the person advancing the nomination as well as information about the nominee as required by our by-laws. Nominations not made according to these procedures will be disregarded.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

A stockholder who intends to present a proposal at the 2009 annual meeting of stockholders for inclusion in our proxy materials relating to that meeting must submit the proposal by December 20, 2008. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to Interactive Data Corporation, 32 Crosby Drive, Bedford, Massachusetts, 01730, and should be directed to the attention of our corporate secretary.

A stockholder who intends to present a proposal at the 2009 annual meeting of stockholders and who intends to conduct his or her own proxy solicitation must submit the proposal to us no later than 10 days after the date on which notice of the 2009 annual meeting is first given to the stockholders, or 60 days prior to the 2009 annual meeting, whichever is later. Such proposal must include the information regarding the person advancing the proposal as well as information about the proposal as required by our by-laws. Proposals not made according to these procedures will be disregarded.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that unless stockholders give contrary instructions, only one copy of our proxy statement or annual report may be sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Corporate Secretary, Interactive Data Corporation, 32 Crosby Drive, Bedford, Massachusetts, 01730, telephone (781) 687-8500. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Our Code of Business Conduct and Ethics is posted on our website, www.interactivedata.com, under the heading “About Us — Corporate Governance.” A printed copy of our Code of Business Conduct and Ethics is also available free of charge to any stockholder who requests a copy. We intend to satisfy all disclosure requirements required by law or NYSE listing standards regarding any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, any proxies issued in connection with the annual meeting will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of the Board of Directors.

Andrea H. Loew

Corporate Secretary

April 17, 2008

Appendix A

AMENDED AND RESTATED INTERACTIVE DATA CORPORATION

2000 LONG-TERM INCENTIVE PLAN

1. Purpose. The purpose of this 2000 Long-Term Incentive Plan (the “Plan”) of Interactive Data Corporation (formerly known as Data Broadcasting Corporation), a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Company and its affiliates and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders.

2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards as are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

a. “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

b. “Beneficiary” shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

c. “Board” means the Board of Directors of the Company.

d. “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

e. “Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

f. “EBITA” means the Company’s earnings before interest, taxes and amortization.

g. “EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization.

h. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

i. “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price at the end of regular trading or, if unavailable, the average of the closing bid and asked prices per share of the Stock at the end of regular trading on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

j. “GAAP” means the United States Generally Accepted Accounting Principles.

k. “ISO” means any Option that is designated as an incentive stock option within the meaning of Section 422 of the Code, and qualifies as such.

l. “Parent” means any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that controls the Company, either directly or indirectly through one or more intermediaries.

m. “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

n. “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

o. “Stock” means the Company’s Common Stock, and such other securities as may be substituted for Stock pursuant to Section 4.

p. “Subsidiary” means each entity that is controlled by the Company or a Parent, either directly or indirectly through one or more intermediaries

3. Administration.

a. Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select persons to whom Awards may be granted;

(ii) to determine the type or types of Awards to be granted to each such person;

(iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(e) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v) to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

(vi) to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including lock-ups and other transfer restrictions), may condition the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

b. Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Parent and Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(e), the Committee may delegate to officers or managers of the Company, its Parent or Subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

c. Limitation of Liability; Indemnification. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company , its Parent or Subsidiaries, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4. Stock Subject to Plan.

a. Amount of Stock Reserved. The total number of shares of Stock that may be subject to outstanding Awards, determined immediately after the grant of any Award, shall not exceed 20% of the total number of shares of all classes of the Company’s common stock outstanding at the effective time of such grant. For purposes of the foregoing limitation, shares of Stock subject to options outstanding under the Stock Option Plan of Data Broadcasting Corporation (as amended through September 13, 1994) shall be treated as shares subject to outstanding Awards. In no event shall the number of shares of Stock delivered upon the exercise of ISOs exceed 20% of the total number of shares of all classes of the Company’s common stock outstanding determined (i) at the time the Plan is approved by the Company’s stockholders, or (ii) if at the time of such approval, the shareholders also ratify the Agreement and Plan of Merger, dated as of November 14, 1999, among the Company, Interactive Data and Pearson Longman, immediately after the effective time of the merger contemplated by such agreement; provided, however, that shares subject to ISOs shall not be deemed delivered if such ISOs are forfeited, expire or otherwise terminate without delivery of shares to the Participant. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf.

b. Annual Per-Participant Limitations. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of the Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

c. Adjustments. In the event that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Sections 4(a) and 4(b), including shares reserved for ISOs, (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Awards in connection with which shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award. (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company, its Parent or any Subsidiary or the financial statements of the Company, its Parent or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

5. Eligibility. Directors, officers and employees of the Company or its Parent or any Subsidiary, and persons who provide consulting or other services to the Company, its Parent or any Subsidiary deemed by the Committee to be of substantial value to the Company or its Parent and Subsidiaries, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by, or agreed to become a director of, the Company, its Parent or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary of the Company, are eligible to be granted an Award under the Plan.

6. Specific Terms of Awards.

a. General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as expressly provided by the Committee (including for purposes of complying with the requirements of the Delaware General Corporation Law relating to lawful consideration for the issuance of shares), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award.

b. Options. The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):

i. Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that in no event shall the exercise price per share of Stock be less than the Fair Market Value of the Stock on the date the Option is granted.

ii. Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

iii. Termination of Employment. The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant’s termination of his employment relationship with the Company , its Parent or any Subsidiary. For this purpose, unless otherwise determined by the Committee, any sale of a Subsidiary of the Company pursuant to which it ceases to be a Subsidiary of the Company shall be deemed to be a termination of employment by any Participant employed by such Subsidiary. Unless otherwise determined by the Committee, (x) during any period that an Option is exercisable following termination of employment, it shall be exercisable only to the extent it was exercisable upon such termination of employment, and (y) if such termination of employment is for cause, as determined in the discretion of the Committee, all Options held by the Participant shall immediately terminate.

iv. Sale of the Company. Upon the consummation of any transaction whereby the Company (or any successor to the Company or substantially all of its business) becomes a wholly-owned Subsidiary of any corporation, all Options outstanding under the Plan shall terminate, unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Company for all purposes hereunder, and, pursuant to Section 4(c), the Committee of such other corporation shall make appropriate adjustment in the number and kind of shares of Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Company shall notify the Participant of consummation of such transaction at least ten days in advance thereof.

v. Options Providing Favorable Tax Treatment. The Committee may grant Options that may afford a Participant with favorable treatment under the tax laws applicable to such Participant, including, but not limited to ISOs. If Stock acquired by exercise of an ISO is sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.

c. Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights on the following terms and conditions (“SARs”):

i. Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the

Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

ii. Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a change in control of the Company may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

d. Restricted Stock. The Committee is authorized to grant Stock that is subject to restrictions based on continued employment on the following terms and conditions (“Restricted Stock”):

i. Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

ii. Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

iii. Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, in which case the Participant shall be required to have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

iv. Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

e. Deferred Stock. The Committee is authorized to grant units representing the right to receive Stock at a future date subject to the following terms and conditions (“Deferred Stock”):

i. Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the

Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

ii. Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

f. Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

g. Dividend Equivalents. The Committee is authorized to grant awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

h. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

a. Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, its Parent or Subsidiaries or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company its Parent or Subsidiaries. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

b. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that (i) in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code), and (ii) the term of any Option granted to a resident of the United Kingdom shall not exceed a period of ten years from the date of its grant.

c. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, its Parent or Subsidiaries upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

d. Rule 16b-3 Compliance.

i. Six-Month Holding Period. Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

ii. Other Compliance Provisions. With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

e. Performance-Based Awards.

(1) The Committee may, in its discretion, designate any Award, the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(e), in order to qualify such Award as “qualified performance-based compensation” within the meaning of Section 162(m) and regulations thereunder. If the Committee determines to designate an award as a performance-based Award pursuant to this Section 7(e), then no later than 90 days after the beginning of the applicable performance period (or such earlier or later date as may be required under Section 162(m)), the Committee shall (i) designate each Participant who will receive an Award, (ii) select the performance objectives to be applicable with respect to the Award, (iii) establish the specific performance targets related to such performance objectives for the specified performance period with sufficient specificity to satisfy the requirements of Section 162(m) and (iv) specify the relationship between the specified performance targets for each objective and the amount of the Award to be earned by each Participant for the performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved for each performance objective and the amount of the Award, if any payable to or earned by the Participant for the performance period. The Committee may, in its discretion, reduce the amount of a payment otherwise to be made in connection with an Award subject to this Section 7(e), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion.

(2) The performance objectives for an Award subject to this Section 7(e) shall relate to the achievement of financial goals based on the attainment of specified levels of one or more business criteria and a targeted level of performance with respect to such criteria, as specified by the Committee in accordance with this Section 7(e). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(c) of the Code. The business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(e) shall be selected from among the following as the Committee deems appropriate: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total stockholder return; stock price; stock price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; and revenue before deferral, in each case as defined by the Committee on the date the Award is granted with such specificity as required by Section 162(m) of the Code.

(3) The performance objectives may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. Performance objectives may differ for Awards to different Participants and from grant to grant. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. All determinations by the Committee as to the achievement of performance objectives shall be in writing. To the extent that any member of the Committee does not qualify as an “outside director” for purposes of Section 162(m), the Award made pursuant to this Section 7(e) shall be granted and administered by a subcommittee consisting solely of two or more directors who satisfy such qualifications.

(4) At the time the Committee determines the terms of the Award in accordance with Section 7(e)(1), the Committee may specify adjustments to be applied to the calculation of the performance targets with respect to the relevant performance period to take into account certain events, including, without limitation, any one or more of the following:

i.	the impact of transactional foreign exchange gain or loss. Transactional foreign exchange gain or loss is the foreign exchange gain or loss associated with the settlement of our functional currency against any other currency;

ii.	the impact of changes in GAAP and statutory tax rates that become effective after the commencement of the performance period;

iii.	the gain, loss, income and/or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence as defined by GAAP;

iv.	the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of investments or non-core assets;

v.	the gain or loss or expenses from all or certain claims, litigation and/or regulatory proceedings or inquiries and all or certain insurance recoveries relating to claims or litigation;

vi.	the impact of impairment of long-term tangible or intangible assets;

vii.	the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; and

viii.	the impact of acquisitions or dispositions made during the year.

8. General Provisions.

a. Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

b. Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

c. No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, its Parent or any Subsidiary, nor shall it interfere in any way with the right of the Company, its Parent or any Subsidiary to terminate any employee’s employment or other person’s service at any time or with the right of the Board or stockholders to remove any director.

d. Taxes. The Company, its Parent and Subsidiaries are authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Parent and Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

e. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement). Notwithstanding the foregoing, the Board or the Committee may take any action (including actions affecting or terminating outstanding Awards) to the extent necessary for a business combination in which the Company is a party to be accounted for under the pooling-of-interests method of accounting under Accounting Principles Board Opinion No. 16 (or any successor thereto). The Board or the Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Participants resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction.

f. No Rights to Awards; No Stockholder Rights. No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

g. Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

h. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

i. No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

j. Award Clawback. Notwithstanding anything in this Plan to the contrary, the Board reserves the right to cancel or adjust the amount of any Award if the financial statements of the Company on which the calculation or determination of the Award was based are subsequently restated due to error or misconduct and, in the judgment of the Board, the financial statements as so restated would have resulted in a smaller or no Award if such information had been known at the time the Award had originally been calculated or determined. In addition, in the event of such a restatement, the Company may require a Participant, to repay to the Company the amount by which (i) the Award as originally calculated or determined exceeds (ii) the Award as adjusted pursuant to the preceding sentence.

k. Effective Date; Plan Termination. The Plan shall become effective as of the date of its adoption by the Board, and shall continue in effect until the earlier to occur of: (i) termination by the Board or (ii) February 22, 2010; provided, however, that if approval of such adoption by the Company’s shareholders is not obtained within 12 months of the date of such adoption, the Plan shall terminate ab initio, and any Awards then outstanding shall be canceled.

l. Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

Appendix B

INTERACTIVE DATA CORPORATION EXECUTIVE INCENTIVE PLAN

1. Purposes

The purpose of the Plan is to enable the Company to attract, retain, motivate and reward Participants by providing them with the opportunity to earn incentive compensation under the Plan related to the Company’s performance. Incentive compensation granted under the Plan is intended to be qualified as performance-based compensation within the meaning of Section 162(m).

2. Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Award” means incentive compensation earned under the Plan pursuant to Section 4.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the applicable rulings, regulations (including any proposed regulations) and guidance thereunder.

“Committee” means a committee designated by the Board from time to time to administer the Plan. The Committee shall consist of at least two individuals, each of whom shall be qualified as an “outside director” (or shall satisfy any successor standard thereto) for purposes of Section 162(m), and shall serve at the pleasure of the Board; provided, however, that an inadvertent failure of any member of the Committee to be so qualified shall not invalidate any action or determination made by the Committee. Unless otherwise determined by the Board, the Compensation Subcommittee of the Board shall constitute the Committee for purposes of the Plan.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company” means Interactive Data Corporation, a Delaware Corporation, and its successors and assigns.

“Date of Grant” means the date the Award is approved by the Committee, or such later date determined by the Committee to be the Date of Grant.

“Disability” means eligibility for disability benefits under the terms of the Company’s long-term disability plan in effect at the time the Participant becomes disabled; provided, however, that, if payment or settlement of an Award subject to Section 409A is to be accelerated solely as a result of a Participant’s Disability, Disability shall have the meaning set forth in Section 409A.

“EBITA” means the Company’s earnings before interest, taxes and amortization.

“EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization.

“Equity-Based Portion” means any portion of an Award that is paid in, or settled or exercisable for, shares of Common Stock or that is denominated in units that are valued with reference to, or settled in shares of, Common Stock, including, without limitation, stock, restricted stock, stock units, stock appreciation rights or stock options.

“Equity Plan” means any plan adopted by the Company and approved by its shareholders pursuant to the terms of which the Equity-Based Portion of an Award may be granted to Participants.

“Fair Market Value” means, for purposes of the Equity-Based Portion of an Award, the closing sale price of a share of Common Stock on the date of determination as reported on the composite tape for securities listed on the principal securities exchange on which the Common Stock is listed or such other comparable method for determining fair market value as may be approved by the Committee from time to time.

“GAAP” means the United States Generally Accepted Accounting Principles, as in effect from time to time.

“Maximum Amount” means the maximum value of an Award for a Performance Period as set forth in Section 4(d).

“Participant” means each executive officer and key employee of the company whom the Committee designates as a participant under the Plan.

“Performance Goals” means the performance goals set forth in Section 4(e) of the Plan.

“Performance Period” means a fiscal year of the Company or such other period as may be designated by the Committee with respect to an Award.

“Performance Targets” means the performance targets related to the Performance Goals, which are established by the Committee for a Performance Period.

“Plan” means this Interactive Data Corporation Executive Incentive Plan, as amended from time to time.

“Salary” means the annual base salary of the Participant in effect as of the first day of the applicable Performance Period.

“Section 162(m)” means Section 162(m) of the Code.

“Section 409A” means Section 409A of the Code.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

“Value” means with respect to (i) any portion of an Award paid in cash, the dollar value thereof at the time of payment, (ii) any portion of an Award paid in shares of Common Stock or denominated in stock units corresponding to shares of Common Stock, the Fair Market Value on the Date of Grant multiplied by the number of underlying shares or units, as applicable, (iii) any portion of an Award paid in options exercisable for shares of Common Stock, the value of such option as of the Date of Grant determined in accordance with Statement of Financial Accounting Standards 123(R) as utilized by the Company for financial accounting purposes, and (iv) with respect to any portion of the Award paid in any other property not described in clause (ii) or (iii) hereof, the market value of such property on the Date of Grant as reasonably determined by the Committee.

3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee which shall have full power and authority:

(i) to designate Participants;

(ii) to establish the Performance Targets during a Performance Period and to determine whether such Performance Targets have been achieved;

(iii) to determine the cash amount, Equity-Based Portion and/or other property payable with respect to an Award;

(iv) to prescribe, amend and rescind rules and procedures relating to the Plan;

(v) subject to the provisions of the Plan, to delegate to one or more officers of the Company some or all of its authority under the Plan;

(vi) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

(vii) to make all determinations, and to formulate such procedures, as may be necessary or advisable in the opinion of the Committee for the administration of the Plan.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d) Liability of Committee. No member of the Committee (or its delegates) shall be liable for any action or determination made in good faith with respect to the Plan or any Award, and the members of the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation or its By-laws, as applicable, in each case as amended and in effect from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers and employees, the Company’s accountants, the Company’s legal counsel or any other person the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in good faith reliance upon any such advice.

4. Awards

(a) Performance Targets. The Committee may, from time to time, make a determination that a Participant shall be afforded the opportunity to earn incentive compensation under this Plan during a Performance Period. If the Committee decides to offer such opportunity to one or more Participants, then no later than 90 days after the beginning of a Performance Period (or such earlier or later date as may be required by Section 162(m)), the Committee shall (i) designate each Participant for the Performance Period, (ii) select the Performance Goal or Goals to be applicable to the Performance Period for each Participant, (iii) establish specific Performance Targets related to such Performance Goals and the incentive amount which may be earned for the Performance Period by each Participant with sufficient specificity to satisfy the requirements of Section 162(m) and (iv) specify the relationship between Performance Targets and the amount of incentive compensation to be earned by each Participant for the Performance Period. The Committee has the discretion to structure Awards in any manner it deems advisable, including, without limitation, (x) specifying that the incentive amount for a Performance Period will be earned if the applicable Performance Target is achieved for one Performance Goal or for any one of a number of Performance Goals, (y) providing that the incentive amount for a Performance Period will be earned only if a Performance Target is achieved for more than one Performance Goal, or (z) providing that the incentive amount to be earned for a given Performance Period will vary based upon different levels of achievement of the applicable Performance Targets.

(b) Determination of Award. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Targets have been achieved for such Performance Period and the incentive amounts, if any, earned by Participants for such Performance Period. In determining the incentive amount earned by a Participant for a given Performance Period, the Committee shall have the right to reduce (but not to increase) the incentive amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(c) Payment of Awards. Subject to Section 5, Awards shall be paid to the Participant on a date after the end of the Performance Period that is no later than 2 1/2 months following the end of such Performance Period.

Awards may be paid in cash, Common Stock, equity-based awards, any other form of consideration or any combination thereof determined by the Committee. Payment of Awards may be subject to such vesting, forfeiture, transfer or such other restrictions (or any combination thereof) as the Committee shall specify. The Equity-Based Portion of any Award shall be granted under the terms and conditions of an Equity Plan. If the Committee determines that an Award shall include an Equity Portion, then solely for purposes of determining the number of shares of Common Stock subject to an Award, the Committee may value such shares at a discount to Fair Market Value in its discretion, including to reflect any applicable transfer or forfeiture restrictions or other conditions and limitations; provided, however, that the Value of all components of the Award cannot exceed the Maximum Amount; and provided, further, that no Equity Portion of an Award that is an option or stock appreciation right shall have an exercise price per share that is less than the Fair Market Value of a share of Common Stock on the Date of Grant.

(d) Maximum Amount. Anything in this Plan to the contrary notwithstanding, the maximum aggregate incentive amount that may be earned under the Plan by a Participant for all Performance Periods beginning in any given fiscal year of the Company (i) that are for a period of twelve (12) months or less shall be $3,000,000 and (ii) that are for a period of more than twelve (12) months shall be $5,000,000. For the avoidance of doubt, subject to (i) and (ii) above, the maximum aggregate incentive amount that may be earned under the Plan by a Participant for all Performance Periods beginning in any given fiscal year of the Company is $8,000,000.

(e) Performance Goals. The performance goals from which the Committee shall establish Performance Targets shall relate to the achievement of financial goals based on the attainment of specified levels of one or more of the following performance criteria as the Committee deems appropriate: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total stockholder return; stock price; stock price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; and revenue before deferral, in each case as defined by the Committee on the Date of Grant with such specificity as required by Section 162(m). The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of a Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

(f) Adjustments. At the time the Committee determines the terms of the Award in accordance with Section 4(a), the Committee may specify adjustments to be applied to the calculation of the Performance Targets with respect to the relevant Performance Period to take into account certain events, including, without limitation, any one or more of the following:

i.	the impact of transactional foreign exchange gain or loss. Transactional foreign exchange gain or loss is the foreign exchange gain or loss associated with the settlement of our functional currency against any other currency;

ii.	the impact of changes in GAAP and statutory tax rates that become effective after the commencement of the Performance Period;

iii.	the gain, loss, income and/or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence as defined by GAAP;

iv.	the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of investments or non-core assets;

v.	the gain or loss or expenses from all or certain claims, litigation and/or regulatory proceedings or inquiries and all or certain insurance recoveries relating to claims or litigation;

vi.	the impact of impairment of long-term tangible or intangible assets;

vii.	the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; and

viii.	the impact of acquisitions or dispositions made during the year.

5. Termination of Employment

(a) Death; Disability. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Subsidiaries terminates prior to payment of an Award in accordance with Section 4(c) by reason of the Participant’s death or Disability, the Participant will remain eligible, subject to Section 4 hereof, to receive an Award with respect to such Performance Period. The Award shall be determined and payable in accordance with Section 4 above, except that the amount, if any, shall be prorated to take into account the number of days that the Participant was employed by the Company and its Subsidiaries during the Performance Period.

(b) Other Terminations. Unless otherwise determined by the Committee, or otherwise required by applicable law, if a Participant’s employment with the Company and its Subsidiaries terminates prior to the payment of an Award for any reason not described in Section 5(a), the Participant’s participation in the Plan for such Performance Period shall terminate forthwith and the Participant shall not be entitled to an Award for such Performance Period.

6. Deferral

Subject to applicable laws, including, without limitation, Section 409A, the Committee may (i) require the mandatory deferral of some or all of an Award on terms established by the Committee or (ii) permit a Participant to elect to defer a portion of an Award in accordance with the terms established by the Committee.

7. Effective Date

The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of the Company. Prior to stockholder approval, the Committee may grant Awards conditioned on stockholder approval. If stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board (including any adjournment or adjournments thereof), the Plan and any Awards made hereunder shall terminate ab initio and be of no further force and effect.

8. Amendment and Termination

Subject to applicable laws, rules and regulations, the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder as performance-based compensation under Section 162(m).

9. Miscellaneous

(a) Tax Withholding. The Company or a Subsidiary, as appropriate, may require any Participant entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of the Equity-Based Portion of an Award payable in shares of Common Stock, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to (i) withhold shares of Common Stock that would otherwise be received by such Participant or (ii) repurchase shares of Common Stock that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b) No Rights to Awards or Employment. This Plan is not a contract between the Company and a Participant. No Participant shall have any claim or right to receive Awards under the Plan. Nothing in the Plan shall confer upon any employee of the Company any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the employment of any of its employees, in accordance with the laws of the applicable jurisdiction, at any time, with or without cause, including, without limitation, any individual who is then a Participant in the Plan.

(c) Section 409A. If any provision of the Plan contravenes any regulations or guidance promulgated under Section 409A of the Code or could cause any Award to be subject to taxes, interest or penalties under Section 409A of the Code, the Company may, in its sole discretion, modify the Plan to (a) comply with, or avoid being subject to, Section 409A of the Code, (b) avoid the imposition of taxes, interest and penalties under Section 409A of the Code, and/or (c) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. The Company is not obligated to modify the Plan and that there is no guarantee that any payments will be exempt from interest and penalties under Section 409A of the Code. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

(d) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under the Company’s other compensation and benefit plans and programs, including without limitation any Equity Plan or bonus plan program or arrangement.

(e) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking or not taking any corporate action, whether or not such action could have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver payment in cash, Common Stock or other consideration with respect to Awards hereunder.

(g) Non-Transferability. Except as set forth in 9(h), no Participant or beneficiary shall have the power or right to sell, transfer, assign, pledge or otherwise encumber or dispose of the Participant’s interest under the Plan.

(h) Designation of Beneficiary. A Participant may designate a beneficiary or beneficiaries to receive any payments which may be made following the Participant’s death in accordance with the Company’s policies as in effect from time to time. If a Participant does not designate a beneficiary, or the designated beneficiary or beneficiaries predeceases the Participant, any payments which may be made following the Participant’s death shall be made to the Participant’s estate.

(i) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan. In addition, if any provision of this Plan would cause Awards not to constitute “qualified performance-based compensation” under Section 162(m), that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. Any specific action by the Committee that would be violative of Section 162(m) and the regulations thereunder shall be void.

(j) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(k) Clawback. Notwithstanding anything in this Plan to the contrary, the Board reserves the right to cancel or adjust the amount of any Award if the financial statements of the Company on which the calculation or determination of the Award was based are subsequently restated due to error or misconduct and, in the judgment of the Board, the financial statements as so restated would have resulted in a smaller or no Award if such information had been known at the time the Award had originally been calculated or determined. In addition, in the event of such a restatement, the Company may require a Participant, to repay to the Company the amount by which (i) the Award as originally calculated or determined exceeds (ii) the Award as adjusted pursuant to the preceding sentence.

(l) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with and governed by the laws of the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS OF

INTERACTIVE DATA CORPORATION

May 21, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

20930303000000001000    0                                                                               052108

THE BOARD OF DIRECTORS SOLICITS THIS PROXY AND RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Elect the director nominees listed below for one year terms as set forth in the proxy statement:			2. Ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ended December 31, 2008.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O Stuart J. Clark
O Myra R. Drucker
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O William T. Ethridge O Rona A. Fairhead O Donald P. Greenberg O Caspar J.A. Hobbs O Philip J. Hoffman O Robert C. Lamb, Jr. O Carl Spielvogel		3. Approve the amendments to our 2000 Long-Term Incentive Plan.	☐	☐	☐
			4. Approve our Executive Incentive Plan	☐	☐	☐
5. Approve such other business as may properly come before the meeting or any adjournment or postponement thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: ●			The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, such shares will be voted FOR the director nominees named in Proposal 1, FOR the ratification in Proposal 2, FOR the approvals in Proposals 3 and 4, and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INTERACTIVE DATA CORPORATION

PROXY FOR ANNUAL MEETING

MAY 21, 2008

The undersigned hereby appoints Andrew J. Hajducky III and Andrea H. Loew, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as proxy all the stock of the undersigned in Interactive Data Corporation, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on May 21, 2008 and any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) FOR DIRECTOR(S) BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

INTERACTIVE DATA CORPORATION

May 21, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	Interactive Data Corporation’s proxy statement and annual report are available at www.interactivedata.com/investorrelations.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) in the United States or 1-718-921-8500
from foreign countries and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow
the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

20930303000000001000    0                                                                               052108

THE BOARD OF DIRECTORS SOLICITS THIS PROXY AND RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Elect the director nominees listed below for one year terms as set forth in the proxy statement:			2. Ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ended December 31, 2008.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O Stuart J. Clark
O Myra R. Drucker
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O William T. Ethridge O Rona A. Fairhead O Donald P. Greenberg O Caspar J.A. Hobbs O Philip J. Hoffman O Robert C. Lamb, Jr. O Carl Spielvogel		3. Approve the amendments to our 2000 Long-Term Incentive Plan.	☐	☐	☐
			4. Approve our Executive Incentive Plan	☐	☐	☐
5. Approve such other business as may properly come before the meeting or any adjournment or postponement thereof.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, such shares will be voted FOR the director nominees named in Proposal 1, FOR the ratification in Proposal 2, FOR the approvals in Proposals 3 and 4, and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.